Exhibit 10.5

MARKET SQUARE

OFFICE LEASE

REFERENCE DATE: ______________________.

This Lease (this “Lease”) is made and entered into by and between 1415 WESTERN LLC, a Washington limited liability company (“Landlord”), and BSQUARE CORPORATION, a Washington corporation (“Tenant”).

1.	BASIC TERMS.

This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease and if there is any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

1.1         Premises: Suite 700 of the Building, as shown on the floor plan attached hereto as Exhibit B.

1.2         Premises Rentable Area: The Premises shall be deemed to have an agreed area of 6,780 square feet. (See Section 2)

1.3         Building: The building located at 1415 Western Ave., Seattle, WA, which shall be deemed to have an agreed area of 44,262 square feet.

1.4         Commencement Date: The date on which Landlord delivers the Premises to Tenant which shall occur promptly following mutual execution of this Lease.

1.5       Term: 87 full calendar months, commencing on May 1, 2020 (the “Rent Commencement Date”) and ending on July 31, 2027 (“Expiration Date”) (See Section 3).

1.6         Extension Option: One option for Tenant to extend the Term for an additional 60 months. (See Rider, Section 1)

1.7         Base Rent:

1.7.1         Abatement of Rent: Base Rent shall be abated for three full months of the Term commencing on the Rent Commencement Date, subject to the terms and conditions of this Lease (“Rent Abatement”). No Base Rent nor Common Expenses shall be due and payable from the Commencement Date until the Rent Commencement Date (the “Tenant Construction Period”); provided, however, Tenant shall pay separately metered utilities serving the Premises during the Tenant Construction Period.

1.7.2         Base Rent Schedule:

Period	Annual Base Rent/SF	Annual Base Rent	Monthly Base Rent Installment
Rent Commencement Date - End of First Lease Year	$35.00	$237,300	$19,775
Lease Year 2	$36.00	$244,080	$20,340
Lease Year 3	$37.00	$250,860	$20,905
Lease Year 4	$38.00	$257,640	$21,470
Lease Year 5	$39.00	$264,420	$22,035
Lease Year 6	$40.00	$271,200	$22,600
Lease Year 7	$41.00	$277,980	$23,165
Lease Year 8	$42.00*	$284,760	$23,730

*This Base Rent rate applies only until the end of the initial Term. If Tenant exercises its option to extend, Base Rent shall be set as provided in Rider Section 1.

1.8         Lease Year: The initial Lease Year shall consist of any partial month following the Lease Commencement Date, and the subsequent 12 full calendar months. Each subsequent Lease Year shall consist of a consecutive period of 12 full calendar months.

1.9           Tenant’s Share of Common Expenses: 15.32%. (See Section 5)

1.10         Base Year: Calendar year 2020.

1.11         Prepaid Base Rent: $19,775, payable upon Tenant’s execution of the Lease, which prepaid Base Rent shall be applied to the Base Rent due for the fourth month of the Term following the Rent Commencement Date.

1.12         Security Deposit: $23,730, payable upon Tenant’s execution of the Lease, which Security Deposit shall be treated in accordance with Section 9.

1.13         Tenant Improvement Allowance: Up to $203,400.00 (i.e., up to $30.00/sf of the Premises). (See Lease Rider Section 4)

1.14        Permitted Uses: General office use and any ancillary lawful uses which are consistent with the operation of a first class office building, and no other use.

1.15         Intentionally omitted.

1.16:        Brokers: Landlord’s Broker: Colliers International

                      Tenant’s Brokers: Dan Stutz and Pete Hollomon of CBRE

1.17 Landlord’s Addresses for Notices, Rent:	Pinnacle Commercial Attn: Shawn Safavi 11235 SE 6th Street, Suite 200 Bellevue, WA 98004 Email: ssafavi@pinnacle-commercial.com Telephone: 206.215.9880

With a copy of notices to:	1415 Western LLC Attn: Tim Cavanaugh 2607 Second Ave., Suite 300 Seattle, WA 98121 Email: tim@starequityllc.com Telephone: 206.443.8440

1.18 Property Manager:	Pinnacle Commercial Attn: Shawn Safavi 11235 SE 6th St., Suite A200 Bellevue, WA 98004 Email: ssafavi@pinnacle-commercial.com Telephone: 206.215.9880

1.19         Tenant’s Notice Address:

	Prior to Commencement Date	After Commencement Date
Name	Bsquare Corporation Attn: Chris Wheaton	Bsquare Corporation Attn: Chris Wheaton
Address	110 110th Avenue NE, Suite	1415 Western Avenue, Suite 700
	Bellevue, WA 98004	Seattle, WA 98101
Phone	425.519.5904	425.519.5904
Fax

1.20         Exhibits. The following riders and exhibits are attached to, and are a part of, this Lease:

Rider To Lease	Additional Provisions
Exhibit A	Legal Description
Exhibit B	Floor Plan
Exhibit C	Work Letter
Exhibit D	Rules and Regulations

2.	PREMISES/TENANT IMPROVEMENTS

2.1.         Premises. The “Premises” shall be the space in the Building described in Section 1.1 and shown on the floor plan attached as Exhibit B. The “Building” is located at the address specified in Section 1.3 and on the real property described in Exhibit A (together with all improvements thereon, the “Project”). The agreed area of the Premises is listed in Section 1.2. Landlord hereby leases the Premises to Tenant on the terms of this Lease, but reserving to Landlord the use of the exterior thereof, including, without limitation, the roof and exterior walls, all space above any suspended ceiling, all space beneath the floor, and the right to install, maintain, use, repair, relocate and replace stacks, pipes, ducts, conduits, wire and utilities leading through the Premises, in locations which do not materially interfere with Tenant’s use thereof. Tenant shall have access 24 hours per day, subject to closures for emergencies, repairs, work, and similar matters and disruptions outside Landlord’s control.

2.2.         Common Areas. References herein to “common areas” shall mean all areas of the Project not leased to tenants for their exclusive use. Landlord shall make available from time to time such public portions of the common areas as Landlord deems appropriate. As part of Common Expenses (Section 5.1), Landlord is responsible for operating and maintaining the common areas and Landlord may change the size, location, nature and use of any common areas, provided that such changes do not materially and unreasonably interfere with Tenant’s access to or use of the Premises. Without limiting the foregoing, Landlord may erect scaffolding, barriers, and other structures in the common areas where required, in Landlord’s sole discretion, in connection with work to be performed at the Project, provided that the access to the Premises and use of the Premises shall not be unreasonably blocked or unreasonably interfered with given the nature of the work and Landlord shall use commercially reasonable efforts to minimize the impacts on Tenant’s access and use. Tenant has the nonexclusive right to use those common areas which from time to time are designated for such use by Landlord, subject to the terms of this Lease. Tenant shall not store anything outside the Premises. Subject to any specific access provisions elsewhere in this Lease, Tenant shall not permit any employee, contractor or guest onto the roof of the Building or into any other non-public areas of the Project, except the Premises. Tenant acknowledges that the State of Washington Department of Transportation and/or the City of Seattle have commenced demolition and replacement of, and related work pertaining to, the Alaskan Way Viaduct (“Viaduct Work”), and that such Viaduct Work may cause temporary changes in, or disruption to, access to the Project and/or surrounding areas. Tenant agrees that none of the Viaduct Work shall be a breach of Landlord’s obligations, covenants or warranties under this Lease, at law or in equity.

2.3         Delivery; Acceptance of Condition. Landlord shall deliver the Premises to Tenant promptly following mutual execution of this Lease and Landlord’s receipt of Tenant’s Security Deposit and Prepaid Base Rent. “Deliver” means to notify Tenant that its representative may pick up such keys, codes, and card keys as may be necessary to gain access to the Premises at Landlord’s management office. Except as otherwise provided under this Lease, Tenant accepts the Premises in its “as-is, where-is” condition as of the execution of this Lease, subject to all laws, ordinances, and governmental regulations and Tenant is obligated to comply therewith under the terms of this Lease. Tenant (a) acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the condition of the Premises or Project except as provided under the terms of this Lease, or the suitability of the Premises for Tenant’s intended use, and (b) represents that Tenant has made its own inspection of the Premises and Project and has entered into this Lease based solely on such inspection. Notwithstanding anything to the contrary above or elsewhere in this Lease, Landlord represents and warrants to Tenant as of the date that Landlord delivers the Premises to Tenant, that (i) the Premises shall be in conformance with Applicable Requirements (as defined in Section 6.6) in effect as of the date of delivery (provided, however, that any violation of Applicable Requirements as a result of the Tenant’s Work shall not be the responsibility of Landlord pursuant to this Section 2.3), and (ii) the heating, ventilation and air conditioning system, electrical, plumbing, mechanical, fire, life safety, and, if applicable, security systems serving the Premises shall be in good working order (provided, however, that any additional improvements to the mechanical, fire, life safety, and, if applicable, security systems, that is required as a result of Tenant’s Work shall not be the responsibility of Landlord pursuant to this Section 2.3). Landlord does not represent, and Tenant does not rely on the fact, that any specific tenant or tenants will occupy space in the Project during the Term (as defined in Section 3). Tenant acknowledges and agrees that Landlord shall have no responsibility or liability of any kind in connection with any municipal traffic restrictions that impact entry and/or exit patterns to the Project or any noise created by sources outside the Project, and neither such traffic restrictions nor noise shall be construed to be a breach by Landlord of any of its obligations under this Lease. Subject to Landlord’s representations and warranties provided in this Section 2.3, by taking possession of the Premises, Tenant shall be deemed to have agreed that the Premises is in the condition required by this Lease and any alleged defects or deficiencies are waived.

2.4        Tenant’s Work/Tenant Improvements. Initial improvements to the Premises other than Landlord’s Work (defined in Exhibit C (Work Letter)), if any, are referred to as “Tenant’s Work” and shall be governed by Exhibit C. References herein to “Tenant Improvements” means the combination of Landlord’s Work, if any, and Tenant’s Work. Other than Landlord’s Work, Landlord shall have no obligation to perform any work or improvements in the Premises or Project in connection with Tenant’s initial occupancy.

2.5         Rules and Regulations. Tenant shall comply with all reasonable rules and regulations non-discriminatorily established by Landlord from time to time for the Project. The current rules and regulations for the Project are attached as Exhibit D.

2.6         Delay in Delivery. If Landlord does not deliver possession of the Premises to Tenant on or prior to December 31, 2019 (the “Outside Delivery Date”), then Tenant may terminate this Lease upon the giving of written notice to Landlord at any time following the Outside Delivery Date and this Lease shall terminate and be of no further force or effect on the date of such notice and Landlord shall immediately return the Security Deposit and any pre-paid Rent to Tenant.

3.	LEASE TERM

The term of this Lease (the “Term”) shall commence on the “Commencement Date” specified in Section 1.4. The Term shall be for the number of months following the Rent Commencement Date set forth in Section 1.5. All provisions of this Lease, other than those relating to payment of Base Rent and Additional Rent under Section 5, shall be effective on the earlier of the Commencement Date or the date that Tenant, its agents, contractors or employees, is/are present in the Premises for construction, fixturing, move-in or similar purposes, subject to the deferral of the commencement of Base Rent set forth in Section 1.

4.	BASE RENT

Commencing on the Rent Commencement Date (subject to the abatement of Base Rent provided for in Section 1.7), and continuing on the first day of each month thereafter, Tenant shall pay Landlord in lawful money of the United States the Base Rent stated in Section 1.7, in advance, without offset, counter claim, deduction or demand. The Base Rent shall be paid to the address specified in Section 1.17 or to such other address as may be specified in writing by Landlord. All charges payable by Tenant to Landlord pursuant to this Lease other than Base Rent are “Additional Rent”. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “Rent” means Base Rent and Additional Rent. Rent for any partial month shall be prorated and the Base Rent for the first full calendar month in which Base Rent is due shall be paid on execution of this Lease by Tenant. Landlord shall have all of the same remedies for Tenant’s failure to pay Additional Rent as for failure to pay Base Rent.

5.	ADDITIONAL RENT

5.1         Additional Rent for Common Expenses. Commencing on January 1, 2021, Tenant shall pay Landlord each year, Tenant’s Share of: (a) CAM Expenses for that year in excess of the CAM Expenses for the Base Year; (b) Insurance Expenses for that year in excess of the Insurance Expenses for the Base Year; and (c) Real Property Taxes for that year in excess of the Real Property Taxes for the Base Year, each prorated for any partial year at the end of the Term. On or before December 1 of each year during the Term, beginning on December 1, 2020, Landlord shall give Tenant written notice of the estimated annual amounts due pursuant to the foregoing sentence and on the first day of each month Tenant shall pay Landlord 1/12th of the annual estimates. Landlord may revise its estimates during the year. Within 120 days after the end of each calendar year, Landlord will provide a statement showing Tenant’s Share of the excess of CAM Expenses, Insurance Expenses, and Real Property Taxes for such year over the Base Year, the payments made during the year and any balances due or credits owing. Tenant shall pay any balances owing within 30 days after receipt of the statement, and any credits due Tenant shall be credited to Tenant’s next monthly estimated payment or if the Lease has terminated or expired, it shall be refunded to Tenant. To the extent that particular expenses relate to one tenant or a group of tenants or it is otherwise equitable, Landlord may specially allocate those expenses and Tenant’s Share of those expenses shall be correspondingly adjusted.

5.2         Common Expenses Definitions. The following terms shall have the following meanings:

“CAM Expenses” shall mean all costs incurred by Landlord in connection with the Project (excluding Real Property Taxes and Insurance Expenses) and including, without limitation, utilities, the work Landlord is obligated to perform under Section 7.2 below (except any costs billed directly to Tenant under Section 7.2), and all other repairs, operation, maintenance and replacements for the Project, management fees and any on-site management office, and including capital improvements, which under generally accepted accounting principles (“GAAP”) are properly classified as capital expenditures and are (a) required by any Applicable Requirements which first become effective or enforced after the date of this Lease, (b) expenditures of a capital nature if such capital expenditures are reasonably intended or expected to result or do result in cost savings by virtue of improving the utility, efficiency or capacity of the Building, or (c) replacements or repairs to equipment and improvements currently existing at or on the Project (“Permitted Existing Capital Repairs/Replacements”), such allowed capital improvements under (a), (b) and (c) shall be amortized over the useful life of such improvements in accordance with GAAP, together with interest on the unamortized balance at 8%, but in no event more than the maximum rate permitted by law (“Permitted Capital Expenditure Passthroughs”). CAM Expenses shall not include: (i) debt service or ground rent; (ii) leasing costs including tenant improvements, tenant improvement allowances, leasing commissions, marketing costs, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (iii) costs of any services rendered to individual tenants for which a charge is collected or for which Tenant is directly charged and all utilities for other rentable portions of the Project which do not include the Premises; (iv) depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services; (v) all costs that are reimbursed by the insurance carried by Landlord or another tenant of the Project or subject to award under any eminent domain proceeding; (vi) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall CAM Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of property manager; (vii)  any cost or expense incurred by reason of the remediation or clean-up of any contamination of the Project, the Building, the Premises, or the soils or ground water underlying the Building or the Project, by Hazardous Materials (as defined in Section 6.4 of this Lease); (viii) any insurance deductibles which exceed in the aggregate $35,000 per occurrence; (ix) costs of correcting any violations of current Applicable Requirements with the Building or the Project that existed as of the date of this Lease; (x) advertising and promotional expenditures; (xi) the cost of any capital expenditure (as determined under GAAP) except for amortized Permitted Capital Expenditure Passthroughs; (xii) overhead costs and profit increment paid to subsidiaries or affiliates of Landlord for services on or for the Building or the Project, to the extent only that the cost of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; (xiii) reserves for future CAM Expenses; (xiv) costs of repairs or replacements to the structural portions of the Building or Project; and (xv) any portion of a property management fee higher than the lower of (a) five and one quarter percent (5.25%) of the Common Expenses for the Project, and (b) the highest property management fee charged to any other tenant in the Project leasing equal or more square feet than Tenant.

“Common Expenses” shall mean CAM Expenses, Insurance Expenses, and Real Property Taxes. If the Project is part of a larger development, Landlord’s share of the costs of the larger development shall be equitably included in the relevant categories of Common Expenses.

“Insurance Expenses” shall mean all costs incurred by Landlord for insurance for the Project.

“Real Property Taxes” shall mean all current and future taxes, governmental charges, fees, and assessments (including local (LID and MID) and special improvement districts) levied on the Project, or any improvements, fixtures and equipment and all other property of Landlord, real or personal, used in the operation of the Project; any taxes in addition to or in lieu of, in whole or in part, such taxes; any tax upon leasing or rents of the Project, including any sales or use taxes; any other governmental charge such as school fees, trip or transport fees, transportation management programs and payments for light rail, monorail, streetcar or other transit facilities or fees assessed by air quality management districts or by any governmental agency regulating air pollution or pertaining to environmental facilities; and all costs and expenses incurred by Landlord in connection with the attempt to reduce any of the foregoing, whether by negotiation or contest but excluding any taxes assessed directly against Tenant, which shall be paid by Tenant. If the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Real Property Taxes, there is levied on Landlord a tax directly on rents or a franchise tax, assessment, or charge based, in whole or in part, upon such rents or revenues (including any business and occupation tax imposed on Landlord, the Building or the Property), then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Real Property Taxes” for purposes hereof. Notwithstanding anything to the contrary above or elsewhere in this Lease, Real Property Taxes shall not include any state or federal income tax, transfer tax, franchise tax, inheritance tax, estate tax, or other similar tax, and shall not include any late payment penalties if Tenant has paid the amounts due under Section 5.1 as and when due.

5.3.         Occupancy Adjustment. If the Project is not 100% occupied by tenants during all or any portion of a year, Landlord may make an appropriate adjustment to those Common Expenses which vary by occupancy, employing sound accounting and management principles, to the amount that would have been incurred if the rentable area of the Project had been fully occupied thus avoiding unequitable fluctuations in Tenant’s payment for variable Common Expenses (such as janitorial, trash removal, and utilities).

5.4         Tenant’s Audit Right. Provided Tenant is not in default beyond any applicable notice and cure periods provided herein, Tenant shall have the right to audit the current year’s expense statement issued by or on behalf of Landlord by written notice given to Landlord within 60 days after receipt of that statement. Such audit shall be conducted in the offices of Landlord’s property manager at the cost of Tenant. Tenant shall keep all of the information disclosed in the course of such audit confidential, and shall require all of its consultants to agree in writing directed to Landlord to keep all such information confidential. Tenant agrees that such audits shall not be permitted to be conducted on a contingency fee basis. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall either credit such amount against the CAM Expenses next due from Tenant or reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original statement which was the subject of such audit was in error to Tenant’s disadvantage by more than five (5%), in which case Landlord shall reimburse Tenant for the reasonable cost of such audit. To the extent that Tenant elects not to exercise such audit rights, Tenant shall be deemed to have approved the current year’s expense statement and any disagreements or claims by Tenant in connection therewith shall be deemed forever waived; provided, however, that Tenant shall have a one-time right to audit the calculation of CAM Expenses for the Base Year during the initial 87 month Term.

5.5         Utilities. As of the Commencement Date and throughout the Term, Tenant shall pay, directly to the appropriate supplier, the cost of any separately metered utilities, including telecommunications. Any utilities which are not separately metered shall, at Landlord’s election, either be (a) equitably allocated between the users by Landlord and paid within 30 days after receipt of Landlord’s invoice, or (b) included in Common Expenses. In order to assist Landlord in monitoring the energy efficiency of the Building, on Landlord’s request, Tenant shall timely deliver to Landlord a copy of Tenant’s utility bills for the Premises and such other information related to Tenant’s use of utilities as may reasonably be requested.

5.6         Limit on Permitted Existing Capital Repairs/Replacements. Notwithstanding anything to the contrary in this Section 5, Tenant’s Share for the cost of any Permitted Existing Capital Repair/Replacement shall be capped at $125,000 for each Permitted Existing Capital Repair/Replacement made by Landlord, prior to the inclusion of any interest as such interest may be included in the amortization of such limited Permitted Existing Capital Repair/Replacement cost in accordance with Section 5.2 above.

5.7          Intention. This Lease and the Base Rent are intended to be fully net of expenses incurred in by Landlord in connection with the Project in excess of the Base Year Common Expenses except to the extent that such expenses are expressly excluded hereunder.

6.	USE; TENANT’S OPERATIONS

6.1         Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1. Tenant shall not cause or permit the Premises to be used in any way which (a) violates any applicable governmental regulations, (b) interferes with the rights of other tenants or Landlord, (c) constitutes a nuisance or waste, or (d) adversely impacts insurance rates for the Project. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises or within the Premises or permit any portion of the Premises to be used for a “call center,” any other telemarketing use, any credit processing use, or other use that involves volumes of occupants in excess of those for a typical office use.

6.2         Signage. Landlord, at Landlord’s expense, will provide Building standard signage with Tenant’s name and suite number on or adjacent to the entry door to the Premises and standard signage on any Building directories. Tenant shall not place any other signs on the Premises or Project or within the Premises and visible from the exterior of the Premises without Landlord’s prior written consent. If Landlord has previously approved any signage (except as described in the first sentence of this Section 6.2), it must be shown on a Rider or Exhibit to this Lease, initialed by Landlord.

6.3        Building Penetrations. Tenant shall not make any penetrations in any exposed brick wall or structural timbers, including without limitation, columns, beams and joists, in the Premises or Building. Tenant shall not make any other penetrations in the Building (roof, walls, foundations, etc.) without Landlord's prior written consent. If Tenant is permitted to make any penetrations in the Building, the consent shall be subject to Landlord’s conditions, including (a) Landlord's approval of plans and specifications for the penetration and the contractor to perform it, and (b) arrangements to insure that the penetration will not adversely affect any warranty. If Landlord grants such consent, Tenant shall be obligated to (1) reimburse Landlord for all costs incurred in connection with the penetration, including any fees payable to a roof warranty obligor and any expenses related to later problems arising due to the penetration, and (2) to remove the equipment before the end of the Lease and completely seal the penetration to Landlord's satisfaction and in compliance with any applicable warranty. Further, Tenant shall be responsible for any costs incurred by Landlord to correct later problems arising in connection with Tenant’s penetration. In addition, depending on the seriousness of the penetration, Landlord may require Tenant to post a deposit to guarantee Tenant’s performance. If Tenant penetrates the building without Landlord's written consent or violates the terms of the consent, Tenant shall pay Landlord a daily fee of $250 from the date of the penetration until it is completely sealed to Landlord's satisfaction. If any repairs or maintenance by Landlord affects the area, Tenant shall be responsible at its expense for removing and re-installing its equipment/penetration and accommodating Landlord’s work schedule, all at Tenant’s expense.

6.4         Hazardous Materials. Tenant shall not cause or permit any Hazardous Material (defined below) to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises (other than the use and storage of standard de minimus amounts of office and cleaning supplies of the types and qualities typically stored and used by similar businesses and only to the extent used, stored and disposed of in compliance with all applicable governmental requirements and manufacturer recommendations) without the specific prior written consent of Landlord and subject to the provisions of this Section. Landlord shall take into account such factors as Landlord considers relevant in determining whether to grant or withhold consent to Tenant’s proposed Hazardous Material. No installation or use of storage tanks is permitted on the Premises. Tenant shall immediately notify Landlord of any hazardous contamination of the Premises. Landlord may elect to test the Premises for the presence of Hazardous Materials at any time during the Term and after Tenant vacates the Premises. If any such testing indicates the presence of Hazardous Materials, and if Tenant brought Hazardous Materials of that type into the Premises, Tenant shall immediately reimburse Landlord for all costs incurred in the testing and the clean-up. As used in this Lease, the term “Hazardous Material” means any flammable items and any substances included in the definition of “hazardous substances/wastes/materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local regulations. Tenant shall indemnify, defend and save Landlord, its agents and mortgagees harmless from all costs, claims, damages and penalties (civil and criminal) arising with respect to Tenant’s or its agents’ or employees’ use, disposal, transportation, generation and/or sale of Hazardous Materials, in or about the Project and any Hazardous Materials brought into the Premises during the Term by persons other than Landlord or its agents.

6.5          Telecommunications Services.

6.5.1 Tenant. Tenant, at its expense, shall arrange for all telecommunications services desired by Tenant. Landlord will have no responsibility for the maintenance of Tenant’s data/telecommunications equipment and/or wiring (“Telecom Facilities”), or for any telecommunications infrastructure to which it is connected. Tenant shall reimburse Landlord for all costs solely attributable to Tenant’s telecom services including additional risers, conduit, providing cable pair assignments; computer equipment/software for line connections; and third party fees.

6.5.2 Telecom Problems. Landlord will have no responsibility for any claims, costs or damages (“Telecom Claims”) in connection with, and Landlord does not warrant that Tenant’s use of its Telecom Facilities will be free from, the following (collectively, “Line Problems”): (a) any shortages, failures, variations, interruption; (b) any failure of any Telecom Facilities to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping. Line Problems shall not be considered an actual or constructive eviction of Tenant or relieve Tenant from performance of its obligations under this Lease.

6.5.3 EMF. If Tenant’s Telecom Facilities create an electromagnetic field exceeding radiation limits permitted by FCC regulations, as now or hereafter amended (“FCC Regs”), Landlord may require Tenant to reduce radiation to permitted levels. Tenant shall indemnify and hold Landlord harmless from all liability, costs and damages arising out of Tenant’s electromagnetic emissions. If Tenant’s Telecom Facilities, together with other Telecom Facilities located in the Project, exceed the radiation limits permitted by FCC Regs, Tenant will pay its share, as reasonably determined by Landlord, of all costs associated with safety measures taken by Landlord.

6.5.4 Alternate Provider. If Tenant wishes to utilize the services of a telecommunications provider whose equipment is not servicing the Building (an “Alternate Provider”), Tenant shall notify Landlord of the name of the Alternate Provider, the type of service to be provided, the equipment Alternate Provider wishes to install in the Building and any other information that Landlord reasonably requests. No Alternate Provider may install any equipment in the Building until Landlord has given its written consent, not to be unreasonably withheld. Landlord may require that the following conditions be met: (a) the Alternate Provider entering into a written agreement reasonably satisfactory to Landlord with all terms and conditions of the Alternate Provider’s access to the Project; (b) Landlord will incur no expense, including for installation, maintenance and service; (c) Landlord’s right to approve the location, plans and installation of all equipment and wiring; (d) before commencing any work in or about the Project, the Alternate Provider (1) supplies Landlord with indemnities, evidence of insurance, financial statements and other information Landlord deems reasonably necessary; and (2) agrees to abide by rules Landlord deems reasonably necessary to protect the Project and the interests of the other tenants; (e) Landlord has reasonably determined that there is sufficient roof, riser, conduit and/or equipment space for the Alternate Provider’s equipment and cabling, considering the current and probable future needs of other tenants and prospective tenants; (f) the Alternate Provider is licensed, qualified to do business in the state where the Premises is located and has sufficient experience and financial strength to perform its obligations; and (g) the Alternate Provider agrees to compensate Landlord in the amount reasonably determined by Landlord for the space used in the Building or Project and all costs that Landlord may incur in Alternate Provider’s equipment within the Building or Project. The provisions of this Section may be enforced solely by Tenant and Landlord. No telephone or telecommunications provider shall be deemed a third party beneficiary of this Section 6.5.

6.6        Compliance/Permits. Tenant, at its own expense, shall obtain and pay for all permits related to its business and/or its specific use of the Premises. At its expense, Tenant shall comply with all laws, orders, ordinances, regulations of federal, state, City of Seattle, or other governmental authorities and with any direction made pursuant to law of any public officer with respect to the Premises or the use thereof (“Applicable Requirements”), including any obligation to make alterations in the Premises in connection with Tenant’s use or occupancy or in connection with Tenant’s Work. Tenant will cooperate with Landlord to provide any information required for compliance with Applicable Requirements. Notwithstanding anything to the contrary in this Section 6 or elsewhere in this Lease, Tenant shall not be responsible for (a) any non-compliance of the Premises with Applicable Requirements existing on the Commencement Date of this Lease, (b) making any alterations to the Premises in order to comply with Applicable Requirements except to the extent such alterations are required due to Tenant’s particular use of the Premises or alterations made by Tenant, including Tenant’s Work, or (c) any remediation of Hazardous Materials except to the extent required pursuant to Section 6.4 of this Lease.

7.	MAINTENANCE AND REPAIRS/LANDLORD SERVICES

7.1       Tenant’s Repairs.  Except as provided in Section 7.2 (Landlord’s Obligations), Section 12 (Damage or Destruction), and Section 13 (Condemnation), Tenant, at its cost, shall keep and maintain all portions of the Premises in good order, condition and repair, including, interior doors and windows, doors allowing access to the Premises from common areas, floors, lighting (including bulbs), and all fixtures and equipment in the Premises. Tenant’s repair and maintenance responsibility shall include replacement of equipment and components which are Tenant’s responsibility under this Section 7.1 and can no longer be brought into good operating condition with repairs. If any part of the Project is damaged by any act or omission of Tenant, its agents, employees or invitees, Tenant shall pay the cost of repairing or replacing the damage. Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

7.2         Landlord’s Obligations. Except as provided in Section 12 (Damage or Destruction), and Section 13 (Condemnation), Landlord shall be responsible for the maintenance and repairs to the portions of the Project which are not Tenant’s responsibility, including the repair, maintenance and replacement of the Building exterior windows, the roof, the foundation and other structural portions of the Building, Building Common electrical, plumbing and other mechanical systems which are not exclusive to any particular tenant, the rooftop HVAC infrastructure, HVAC and plumbing systems serving the Premises, and the common areas and exterior of the Project. Landlord, in its sole discretion, may elect to either include the cost of maintenance and repair of the plumbing and HVAC which exclusively serves the Premises in Common Expenses, in which case they shall be payable as provided in Section 5, or bill such costs directly to Tenant, in which case they shall be payable within 30 days of Tenant’s receipt of Landlord’s invoice. If any work is necessitated due to any act or omission of Tenant, its agents or employees, Landlord may require Tenant to pay the cost of that work within 30 days of receipt by Tenant of the invoice. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease due to the condition of the Premises.

7.3         Landlord’s Right to Cure. Whether Tenant has satisfied its repair, maintenance and replacement obligations shall be determined by Landlord using its commercially reasonable judgment. If Tenant fails to maintain, repair or replace the Premises as required by this Section 7, Landlord may, upon 10 days’ prior notice to Tenant (except no notice is required in an emergency), enter the Premises and perform Tenant’s obligations on behalf of Tenant and Tenant shall reimburse Landlord for all reasonable costs actually incurred by Landlord in so performing immediately upon demand.

7.4         Basic Services. Landlord shall provide toilet room supplies, window washing at reasonable intervals, and customary Building janitorial service. Janitorial service shall be provided 5 days per week excluding service for legal holidays. Tenant shall reimburse Landlord for the cost of any janitorial or other services provided to Tenant which are in excess of those ordinarily provided.

During Normal Building Hours, Landlord shall furnish heating and air conditioning required in Landlord’s judgment for the comfortable use and occupancy of the Premises. If requested by Tenant, Landlord shall furnish heating and air conditioning at times other than Normal Building Hours at Landlord’s then standard hourly rate for after-hours services, which will be adjusted periodically, payable upon receipt of billings therefore. “Normal Building Hours” shall mean from 8:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays. The current charge for after-hours HVAC is $45.00 per hour per air handling unit activated and is subject to adjustment by Landlord; however, Landlord agrees not to charge Tenant for up to three hours of Saturday “after-hours HVAC” between 9:00 a.m. and noon.

Electricity shall be provided by the applicable provider for normal office use, including lighting and operation of customary office machines, and water, both in quantities usually furnished or supplied by Landlord to tenants leasing space in the Building. The mechanical system is designed to accommodate normal and customary heating loads. Before installing lights and equipment in the Premises, which in the aggregate exceed the design of the systems or require more than 120 volts single phase (“Excess Load Equipment”), Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay in advance Landlord’s costs of installing metering and any supplementary air conditioning or electrical systems required by such equipment or lights. In addition, Tenant shall pay Landlord (except to the extent the costs are billed directly to Tenant through separate metering), Landlord’s estimate of the cost of furnishing electricity for the Excess Load Equipment and Landlord’s estimate of the cost of operating and maintaining supplementary air conditioning related to Tenant’s use of such Excess Load Equipment. If Tenant installs any Excess Load Equipment, Landlord may install and operate, at Tenant’s cost, a monitoring/metering system to measure the added demands on electricity or HVAC systems. Tenant shall comply with Landlord’s reasonable instruction for the use of drapes, blinds and thermostats.

Landlord shall provide such security for the Project as it deems appropriate. During other than Normal Building Hours, Landlord may restrict access to the Building in accordance with the Building’s security system (with access via key or card key).

7.5        Additional Services. If Tenant requests any of the aforementioned services (or items) in amounts in excess of Building standard (other than HVAC service), Tenant shall pay to Landlord the fees charged for such additional services (or items), upon receipt of billings therefore.

7.6         Interruption of Service. Landlord does not warrant that any utilities or services will be free from interruption including by reason of accident, repairs, alterations, computer programming weaknesses or other causes. Landlord agrees to use commercially reasonable efforts to restore utilities and services promptly following any such interruption. No utility interruption shall be deemed an eviction or disturbance of Tenant, or render Landlord liable to Tenant for damages. If an interruption of services or utilities occurs which materially interferes with Tenant’s normal operations at the Premises and is caused by the negligence or misconduct of Landlord, the Base Rent and Tenant’s Share of Common Expenses shall abate for the period of the interruption.

8.	ALTERATIONS

8.1         Alterations Procedures. Following any work performed pursuant to Exhibit C, except as otherwise provided below in this Section 8.1, Tenant shall not make any alterations to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed (except with respect to any Prohibited Alterations which are subject to Landlord’s sole discretion as provided below); provided that no consent is needed from Landlord for non-structural alterations, improvements, changes or additions by Tenant (excluding Prohibited Alterations as defined below) not costing Tenant in excess of $5,000. Under no circumstances may Tenant, without the prior written consent of Landlord in Landlord’s sole discretion (a) make any alterations to the structural elements of the Building, the roof, life/safety systems, HVAC system (except for changes solely within the Premises), any security system for which Landlord is responsible, or which effect any other Building systems, including electrical, mechanical or plumbing, or (b) paint or make any penetrations into any exposed brick surface or any structural timbers (including without limitation, columns, beams, and joists) (collectively, the “Prohibited Alterations”). All work performed by or at the request of Tenant shall be performed by contractors and subcontractors reasonably approved in writing by Landlord and shall be required to obtain the following insurance: (i) Workman's Compensation and Occupational Disease Insurance in accordance with the laws of the Washington State in which the Building is located; and (ii) Commercial General Liability Insurance with limits for bodily injury and property damage of not less than One Million Dollars ($1,000,000) for any one occurrence and Two Million Dollars ($2,000,000) in the aggregate. Promptly after the completion of the alterations or improvements, Tenant, at its expense, shall deliver to Landlord an accurate as-built drawing in CAD, Revit, or other electronic format acceptable to Landlord (to the extent such drawings were produced), as well as a hard copy, showing such alterations or improvements in the Premises. Landlord’s approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any laws, rules and regulations of governmental agencies or authorities.

8.2         Mechanic’s Lien. Tenant shall have no express or implied authority to place any lien or encumbrance upon, Landlord’s interest in the Premises or to burden the Rent for any claim in favor of any person dealing with Tenant, including those who furnish materials or perform labor for any construction or repairs, and each such claim shall attach, if at all, only to Tenant’s leasehold interest. Tenant will cause to be paid when due all sums owed for any labor performed or materials furnished in connection with any work performed on the Premises for Tenant. If any lien is filed against the Project in connection with Tenant’s activities, Tenant shall, within 15 days after notice of the filing thereof, either (a) pay the amount of the lien and cause the lien to be released of record, or (b) diligently contest such lien and deliver to Landlord a bond or other security satisfactory to Landlord indemnifying, protecting, defending, holding harmless Landlord and the Project against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within 10 days after Landlord has invoiced Tenant therefor.

8.3        Condition upon Surrender. Upon the termination of the Lease, Tenant shall remove all its personal property and surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under this Lease, including with all electrical, plumbing and other mechanical systems in good operating condition and shall deliver all keys to the Building and Premises to Landlord. In addition, if Tenant requests that Landlord inform Tenant whether removal will be required at the expiration of the Term or upon the earlier termination of this Lease, Landlord agrees to notify Tenant at the time of approving any Tenant’s Work or alteration made by Tenant in accordance with the terms of the Lease, whether or not Landlord will require Tenant to remove such Tenant’s Work or other alteration and to restore the Premises to its prior condition, at Tenant’s expense. All alterations which Landlord does not require Tenant to remove as provided above shall become Landlord’s property and shall be surrendered to Landlord on termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall not remove any fixtures or equipment considered a part of the real property without Landlord’s prior written consent or unless required by Landlord. Such items shall include: any wiring (but excluding data/telecommunications cabling); power panels, lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; floor coverings. Notwithstanding anything to the contrary herein, Tenant shall remove data/telecommunications cabling installed by or for Tenant (a) in accordance with the requirements of the National Electric Code and all other applicable codes and ordinances, and (b) as may be required by Landlord. Tenant shall reimburse Landlord for the cost of any repairs required in connection with damage to the Premises or the Project caused by the removal of any such Tenant’s Work, cabling, machinery, alterations, equipment, or other property of Tenant. All property required by Landlord to be removed from the Premises at the end of the Term and which remains after Tenant vacates, shall be deemed abandoned and may, at the election of Landlord, be retained as Landlord’s property, or, at Tenant’s expense, may be removed from the Premises and either disposed of or stored. Tenant waives any claim against Landlord for damage to or disposal of any personal property left in the Premises.

9.	SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in Section 1. Landlord may apply all or part of the Security Deposit to any unpaid Rent or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its original amount within 10 days after Landlord’s written request. Tenant’s failure to do so shall be a default under this Lease and the overdue amount shall accrue interest as any delinquent payment. If twice within any 12 month period, late charges are assessed against Tenant by Landlord, Landlord may, by written notice to Tenant, require Tenant to pay Landlord an amount equal to two months Base Rent as an increase in the Security Deposit, due within 5 days after Tenant’s receipt of the notice. If Landlord transfers its interest in the Premises, Landlord shall transfer the Security Deposit to its successor in interest, whereupon Landlord shall be automatically released from any liability for the return of the Security Deposit. If, at the end of the Term, Tenant has fully complied with all obligations under this Lease, then the remaining Security Deposit shall be returned to Tenant after Landlord has verified that Tenant has fully vacated the Premises, removed all of its property and surrendered the Premises in the condition required; provided that Landlord may hold back a reasonable portion of the Security Deposit until final determination of Tenant’s Share of Common Expenses due hereunder, which shall be made no later than 6 months following the expiration of the Term or earlier termination of the Lease, whereupon any final adjustment shall be made and any remaining Security Deposit shall be returned to Tenant. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds and no interest shall be paid to Tenant on the Security Deposit.

10.	INSURANCE/INDEMNITY

10.1      Insurance. At its expense, Tenant shall obtain and maintain at all times during the term of this Lease: (a) commercial general liability insurance with limits of at least $2 million per occurrence, $2 million general aggregate, and $1 million products completed operations aggregate, or such higher amounts as Landlord may require at the commencement of any Option Term to the extent such amounts are similar to the amounts charged by landlords of similar premises in comparable buildings in the area, containing an aggregate per location endorsement; (b) special form insurance for Tenant’s personal property (i.e., furniture, fixtures and equipment) to its full replacement value and business interruption insurance in an amount sufficient to cover costs, expenses, Rent due hereunder, damages and lost income should the Premises not be fully usable for a period of up to 12 months; and (c) other coverages Landlord reasonably requires. The policies shall be written by insurers with an A.M. Best rating of A-:VIII or better, reasonably acceptable to Landlord, and shall be on forms reasonably acceptable to Landlord, shall not contain deductibles exceeding $5,000 without Landlord’s prior written approval and shall contain or permit waivers of subrogation with regard to Landlord and the other additional insureds. The liability policy shall be on an occurrence form and shall include the entities listed in Section 1 as additional insureds on an unmodified ISO endorsement CG 20 11 01 96, or equivalent form. No language excluding coverage for the acts or omissions of the additional insured(s) shall be contained in the endorsement. The specifications herein of minimum limits does not limit the limits of coverage to be available to the Landlord Parties as additional insureds. If Tenant’s insurance has limits greater than the limits set forth in this Section, the amount of coverage available to Landlord Parties shall be increased to the limits of Tenant’s insurance, including limits under any umbrella or excess policies. Tenant’s insurance coverage shall not contain any non-standard, special or unusual exclusions or restrictive endorsements without Landlord’s written approval. The personal injury contractual liability exclusion shall be deleted. Tenant will agree to provide at least 30 days prior written notice to Landlord if policies are cancelled.  Tenant shall furnish Landlord with certificates of insurance evidencing the above coverages upon Landlord’s written request at any time during the Term as well as a copy of the additional insured endorsement(s). As part of Common Expenses, Landlord shall maintain (a) property insurance on the Project in at least the replacement value of the improvements on the Project; (b) commercial general liability insurance insuring Landlord; (c) rental loss insurance; and (d) such other insurance as Landlord elects to carry. All insurance coverage hereunder required to be provided by Tenant shall be primary to and shall seek no contribution for any insurance available to the Landlord or any agent of Landlord, with Landlord’s (or Landlord agent’s) insurance being excess, secondary and non-contributing. Tenant’s commercial general liability coverage shall be endorsed to provide such primary and non-contributory liability. Landlord shall not obtain insurance for Tenant’s furniture, fixtures or equipment or Tenant’s other personal property. Common Expenses shall include the deductibles on Landlord’s coverage. Tenant shall not do or permit anything to be done which invalidates Landlord’s insurance policies and if Landlord’s premiums are increased due to Tenant, any increase shall be paid by Tenant. Each party shall obtain a waiver of subrogation from its respective insurer either via endorsement or by virtue of a provision in the applicable insurance policy.

10.2       Indemnity. Subject to Landlord’s release in Section 10.3.2, Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) all Landlord Parties (defined below) from any claims, costs (including attorneys’ fees and other litigation costs) or damages arising in connection with (a) the occupancy or use of the Premises by Tenant Parties (defined below) and customers, including any work undertaken or contracted for by Tenant; (b) Tenant’s breach of this Lease, (c) any negligent or wrongful act or omission of Tenant Parties or their customers; (d) any accident, injury, occurrence or damage in or about the Premises except to the extent caused by other tenants of the Project; and (e) any claim against Landlord by any employee or former employee of Tenant; provided, however, that such indemnity obligations shall not apply to the extent such claims, costs or damages arise from the negligence or willful misconduct of Landlord, Landlord Parties or any agents or employees of Landlord or Landlord Parties. This indemnity is not contingent upon insurance coverage, is not limited to the amount of any insurance proceeds, and operates independently of the insurance provisions of this Lease. “Landlord Parties” shall mean Landlord, any mortgagees, the property manager, and their respective owners and affiliates, subsidiaries, successors and assigns. “Tenant Parties” means Tenant, Tenant’s owners, Tenant’s affiliates, and any directors, officers, employees, sublessees, licensees, invitees, agents, contractors and successors and/or assigns of such persons or entities.

10.2.1         Insurance/Indemnity: Tenant agrees that the provisions of any employee injury insurance act, including Title 51 of the Revised Code of Washington, or any other employee benefit act shall not operate to release or immunize Tenant from its obligations under this Section 10. Notwithstanding any other provisions of this Lease to the contrary, in compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which a party (the “Indemnitor”) agrees to indemnify the other (the “Indemnitee”) against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee’s agents or employees, and (b) the Indemnitor or the Indemnitor’s agents or employees, shall apply only to the extent of the Indemnitor’s negligence.

10.3        Waivers.

10.3.1         Tenant Waiver. Tenant hereby releases, waives and discharges the Landlord Parties from any and all claims Tenant might otherwise now or hereafter possess associated with, any loss covered by insurance (or which would have been covered by the insurance Tenant is required to carry hereunder), including the deductible portion thereof, regardless of cause.

10.3.2         Landlord’s Waiver. Landlord hereby releases, waives and discharges the Tenant Parties from any and all claims Landlord might otherwise now or hereafter possess associated with any loss covered by Landlord’s insurance (or which would have been covered by the insurance Landlord is required to carry hereunder), but excluding the deductible portion thereof, regardless of cause.

10.4        Survival. The provisions of this Section 10 shall survive expiration or termination of this Lease.

11.	ASSIGNMENT AND SUBLETTING

11.1        Assignment or Sublease. Tenant shall not assign this Lease or sublet any part of the Premises (each, a “Transfer” and any assignee or sublessee, a “Transferee”) without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. To assist Landlord in determining whether to consent to a Transfer, Tenant shall submit the following to Landlord, as well as any other information reasonably requested by Landlord: (i) the name and jurisdiction of the Transferee; (ii) the proposed use of the Premises; (iii) the terms of the proposed Transfer; (iv) current financial statements and the most recent filed federal income tax return of the proposed Transferee; and (v) the proposed Transfer documents. No Transfer shall affect the liability of Tenant under this Lease and Tenant and any Transferee shall be liable to Landlord for performance of Tenant’s obligations under this Lease. Consent to any Transfer shall not operate as a waiver of the necessity of a consent to any subsequent Transfer. Landlord shall be acting reasonably in denying consent to a Transfer if Landlord determines (a) the use and occupancy of the Premises by the proposed Transferee would degrade the operation and maintenance of a first-class office building; (b) the proposed Transfer will conflict with any other Building lease; (c) intentionally omitted; (d) the proposed Transferee is an existing tenant of the Building actively or in the prior three months engaged in negotiations with Landlord to lease additional or relocation space in the Building; (e) the use and occupancy of the Premises by the proposed Transferee will unreasonably increase the traffic to the Building, or occupancy levels within the Building beyond Tenant’s maximum density allowed under this Lease or a typical office tenant, whichever is greater; or (f) the use and occupancy of the Premises by the proposed Transferee may increase the risk of environmental contamination of the Project due to Hazardous Material to be brought upon the Project.

11.2       Entity Ownership. The cumulative transfer of an aggregate of 50% or more of the ownership interests in a Tenant entity, including by creation or issuance of new ownership interests (except as the result of transfers by gift or inheritance and except for transfers of interests in publicly traded entities) shall be deemed a Transfer of this Lease.

11.3        Assignee Obligation. Any assignee will be required to assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the performance of all of Tenant’s obligations under this Lease. Any sublessee will be required to assume all obligations of Tenant to the extent they relate to the subleased premises. Tenant shall provide Landlord with copies of all instruments of assignment, sublease or assumption. If the Transferee defaults, Landlord may, without affecting any other rights of Landlord, proceed against Tenant or any Transferee or any other person liable for Tenant’s obligations hereunder. Tenant shall provide the notice address for any subtenant or assignee to Landlord prior to the effective date of the Transfer and if it is not provided, the applicable notice address shall be deemed to be the Premises.

11.4       Fees. Tenant shall reimburse Landlord for any actual and reasonable out-of-pocket costs incurred by Landlord in connection with any request for consent to a Transfer not to exceed $1,500. In addition, any request for consent to a Transfer shall be accompanied by payment of a non-refundable fee of $1,000 to compensate Landlord for the administrative burden of processing the request.

11.5       Assignment/Subletting Income. Tenant shall immediately pay to Landlord fifty percent (50%) of any amounts payable by an assignee to Tenant (except in connection with a Permitted Transfer) excluding payments from or on behalf of the assignee for Tenant’s assets, fixtures, inventory, accounts, goodwill, equipment, furniture, leasehold improvements, and general intangibles), which exceed the Rent payable by Tenant hereunder, whether in the form of assignment fees or increased Base Rent or otherwise; provided that Tenant shall be permitted to deduct amortization spread over the remaining Term of all transaction costs with respect to such assignment (e.g., broker fees, legal fees and costs, demising costs, advertising, vacancy costs while marketing space, and inducements paid or promised to assignee). Tenant shall immediately pay to Landlord fifty percent (50%) of any amounts payable by a sublessee which exceed, on a per square foot basis, the Rent due from Tenant hereunder; provided that Tenant shall be permitted to deduct amortization of the commission paid by Tenant for the sublease, amortized over the sublease term.

11.6        Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent, may sublet the Premises or assign this Lease to an acquirer of substantially all of Tenant’s assets or stock. Any change in control as a result of a sale or transfer of Tenant’s capital stock on a public stock exchange or occurring in connection with a bona fide equity financing shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. All of the above transactions shall collectively shall be referred to as “Permitted Transfers”, and any person to whom any Permitted Transfer is made hereinafter sometimes shall be referred to as a “Permitted Transferee”. Within 30 days after the Transfer is effective, Tenant must give notice of the effective date to Landlord. Further, if the Transfer is an assignment, Tenant must provide an acknowledgement by any assignee of its assumption of the Tenant’s obligations under this Lease. If the Transfer is a sublease, Tenant must provide an acknowledgement by the subtenant that it waives all claims against Landlord, it agrees to abide by the terms of this Lease including the rules and regulations, and any other terms reasonably requested by Landlord. Tenant shall also provide any evidence reasonably requested by Landlord to prove the relationship between Tenant and the Permitted Transferee subject to any confidentiality agreement between Tenant and the Permitted Transferee.

12.	DAMAGE OR DESTRUCTION

12.1       Notice of Damage.  Tenant shall notify Landlord in writing immediately upon the occurrence of any casualty damage (fire, flood, windstorm, or similar) to the Premises. Subject to Sections 12.2 and 12.3, if Landlord’s insurance proceeds available to Landlord are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the casualty damage to the Building as soon as reasonably practicable, and Tenant shall repair any damage to Tenant’s fixtures and equipment or Tenant’s other property including any alterations not covered by Landlord’s insurance.

12.2       Decision. If (i) the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance; (ii) if Landlord reasonably determines that the damage to the Project is significant, or (iii) if the Premises or the Project cannot be fully restored to its prior condition under land use, zoning, or building codes in force at the time a permit is sought for repair or reconstruction, then Landlord may elect either to (1) repair the damage to the Building and the tenant improvements as soon as reasonably practicable, in which case this Lease shall remain in full force and effect, or (2) terminate this Lease provided that Landlord terminates the leases of all similarly situated tenants in the Project. Landlord shall notify Tenant of Landlord’s decision and its reasonable estimate of the required duration of the repairs (“Casualty Notice”) within sixty (60) days after notice of the occurrence of the damage. If Landlord elects to repair the damage, Tenant shall pay Tenant’s Share of the deductible under Landlord’s insurance policy as part of CAM Expenses and subject to the limitations set forth in Section 5.2 above, and, if the damage was due to an act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Tenant shall also pay the balance of the deductible as well as the difference between the actual cost of repair and any insurance proceeds; provided, however, Tenant shall only be required to pay such balance and difference directly, as opposed to as a CAM Expense, if all other tenants of the Project are similarly required by their respective leases as of the date of such damage to pay such amounts in the event of damage to the Project caused by such other tenants and Landlord has provided reasonable evidence of such similar requirements of all other tenants. If the Lease does not terminate as a result of the damage but the damage materially interferes with Tenant’s use of the Premises or any portion thereof, then the Base Rent shall be reduced pro rata, to reflect the portion of the Premises not useable by Tenant.

12.3       End of Term.  If the damage to the Premises occurs during the last 12 months of the Term, and the damage is reasonably estimated to require more than 60 days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within 20 days after the Casualty Notice is received by Tenant.

12.4     Casualty Termination. If (a) the Premises are damaged by casualty and the damage substantially interferes with Tenant’s ability to operate in the Premises, (b) the damage was not due to an act or omission of Tenant, it’s agents or employees, and (c) Landlord’s reasonable estimate of completion of the restoration described in the Casualty Notice is more than one hundred eighty (180) days after the occurrence of the casualty, or, if permits are required then 180 days after Landlord obtains all permits and approvals for the restoration, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after Tenant’s receipt of Landlord’s estimate of the repair completion date. Similarly, if the repair is not sufficiently completed to allow Tenant to resume its operations in the Premises within one hundred eighty (180) days after receipt of the necessary permits and approval, Tenant may terminate this Lease by 30 days written notice to Landlord if the repair is not sufficiently completed to allow Tenant to resume its operations in the Premises by the end of that 30 day period.

13.	CONDEMNATION

If the Project is condemned or taken for any public or quasi-public purpose, including any purchase in lieu of condemnation, this Lease shall terminate as of the date of taking of possession for such use or purpose. If a portion of the Project is condemned or taken, (whether or not the Premises be affected), Landlord may, by notice to Tenant, terminate this Lease as of the date of the taking of possession, provided that Landlord terminates the leases of all similarly situated tenants. If Landlord does not terminate this Lease, and if the taking results in a reduction in the square footage of the Premises, then the Base Rent shall be reduced pro-rata, and Landlord shall perform any necessary repairs to restore the Building to a complete unit. Landlord shall be entitled to the entire award in any condemnation proceeding, including any award for the value of any unexpired term of this Lease, and shall have the exclusive authority to settle the condemnation proceeding, and the exclusive discretion to grant “possession and use” to the condemning authority, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation, provided, however, that Landlord shall not be entitled to any moneys paid to Tenant by the condemnor for moving expenses and business losses pursuant to applicable relocation statutes.

14.	INSOLVENCY AND DEFAULT

14.1       Defaults. Tenant shall be in default under this Lease if (a)  Tenant fails to pay any Rent when due, or (b) Tenant fails to perform any other obligation under this Lease, or (c) a Financial Distress Default (Section 14.9) occurs. Subject to the late charges and interest due under Section 14.8, Landlord agrees that it shall not invoke its remedies under this Section 14 if Tenant cures a Curable Default (defined below) within the applicable cure period (set forth in Section 14.2 below). If a Curable Default occurs and Tenant fails to cure the default within the applicable cure period or if any other default occurs, Landlord may, immediately or at any time thereafter, and without preventing Landlord from exercising any other right or remedy, elect to terminate this Lease by notice, by lawful entry or otherwise, whereupon Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under Tenant. In addition, Landlord may require Tenant to pay to Landlord a fee of $300 for each non-monetary Curable Default not cured within the applicable cure period if such default affects the health, safety, access, or operations of other tenants at the Project, the orderly operation of the Project, or constitutes a violation of Applicable Law. The fee shall be due and payable within 10 days after Landlord’s invoice and if not paid within that time period shall represent a monetary default and is intended to compensate Landlord for the additional time and effort required to address the breach. Termination of this Lease and any repossession shall be without prejudice to any remedies Landlord has for arrears of Rent or for a prior breach of any of the provisions of this Lease.

In case of termination, Tenant shall be liable to Landlord for all costs and expenses including the amounts due under Sections 14.3 and 14.4. If Tenant fails to perform any of Tenant’s covenants which Tenant has failed to perform at least twice previously in any 12-month period (although Tenant shall have cured any such previous breaches after notice from Landlord, and within the applicable cure period), then Landlord may there-after, without further notice, exercise any remedies permitted by this Section 14 or by law, including termination of this Lease. Each right and remedy provided Landlord in this Lease is cumulative and in addition to every other right or remedy provided in this Lease, or now or hereafter existing at law, in equity, by statute or otherwise. The exercise by Landlord or any one or more such rights or remedies will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

14.2 Cure Periods.

Monetary Default. If Tenant fails to pay any Rent when due, it is a Curable Default and the cure period shall be 5 business days after notice from Landlord of such failure; provided, however, a monetary default is not a Curable Default upon the third and each subsequent monetary default in any 12 month period.

Financial Distress Default (see Section 14.9). An Involuntary Financial Distress Default is a Curable Default and the cure periods are set forth in Section 14.9. A Voluntary Financial Distress Default is not a Curable Default.

Insurance Default. If Tenant fails to maintain the required insurance, it is a Curable Default and the cure period is 3 business days after such failure occurs.

Estoppel or Subordination Default. If Tenant fails to provide the requested estoppel certificate (Section 15.3) or subordination agreement (Section 15.1) within the time period provided in such sections, it shall be a Curable Default and the cure period shall be 5 business days after written notice from Landlord of such Curable Default.

Hazardous Materials. If Tenant breaches the provisions of Section 6.4 (Hazardous Materials) it shall be a Curable Default and the cure period shall be 5 business days after notice from Landlord.

Non-Approved Contractor. If Tenant utilizes any contractor not approved by Landlord in violation of the provisions of Section 8.1 or the Work Letter, the cure period shall be 5 business days after notice from Landlord.

Other Defaults. Any non-monetary breaches of this Lease not listed above in this Section 14.2 shall be considered Curable Defaults and the cure period shall be 15 days after notice from Landlord (or such longer period of time (but in no event more than 60 days) as is reasonably necessary to cure the default provided Tenant commences to cure such default within said 15 day period and diligently prosecutes such cure to completion).

14.3       Expense Recovery. Items of expense for which Tenant shall be liable to Landlord for in connection with a termination of this Lease for default shall include: (i) all collection costs and all costs of obtaining Tenant’s compliance with this Lease, including attorneys’ fees and enforcement costs; and (ii)  all Landlord’s other costs proximately caused by the termination. The above sums shall be due and payable immediately upon notice from Landlord without regard to whether the cost or expense was incurred before or after the termination of this Lease. If proceedings are brought under the Bankruptcy Code, including proceedings brought by Landlord, which relate in any way to this Lease (in any of such cases a “Proceeding”), Landlord shall be reimbursed for all costs incurred in connection with the Proceedings.

14.4        Damages. Notwithstanding termination of this Lease and reentry by Landlord pursuant to Section 14.1, Landlord shall be entitled to recover from Tenant:

(a) Any unpaid Rent which had been earned by Landlord prior to the time of termination with interest at the Default Rate (defined in Section 14.8); plus

(b) The amount by which the unpaid Rent which would have been earned after termination until the time of an award exceeds the amount of loss of Rent that Tenant proves could have been reasonably avoided, with interest at the Default Rate; plus

(c) The worth at the time of an award of the amount by which the unpaid Rent for the balance of the term of this Lease (as extended, if at all, prior to termination) exceeds the amount of such loss of Base Rent and Additional Rent that Tenant proves could have been reasonably avoided (including interest at the Default Rate from the date of the award until paid), discounted at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, on the date of termination; plus

(d) Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including amounts due and payable pursuant to Section 14.3.

14.5       Non-Termination of Lease. No act of Landlord other than a written declaration of termination of Lease shall serve to terminate this Lease. If there is a default hereunder and Tenant fails to cure it within any applicable cure period, Landlord shall have the right to reenter the Premises and relet the Premises for Tenant’s account, without terminating the Lease. If Landlord reenters the Premises and does not elect to terminate this Lease, Tenant shall pay Landlord the loss of Rent by a payment at the end of each month during the remaining Term representing the difference between the Rent which would have been paid in accordance with this Lease and the rent collected from the Premises by Landlord for such month. Separate claims may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any action, are then due and payable to Landlord under this Section 14 without waiting until the end of the Term of this Lease.

14.6       Reletting. If Tenant’s right of possession has been terminated (with or without termination of this Lease), Landlord may at any time, and from time to time, relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then-current Term. All rentals received by Landlord from such reletting shall be applied first to the payment of any amounts other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due hereunder. Upon a reletting of the Premises, Landlord shall not be required to pay Tenant any sums received by Landlord in excess of amounts payable in accordance with this Lease.

14.7       Right of Landlord to Cure Defaults. If Tenant defaults under this Lease, Landlord may cure the default, at Tenant’s expense, immediately and without notice if Landlord believes the default creates a risk of damage to persons, property or the interests of others, or in any other case only upon Tenant’s failure to remedy such default within the applicable cure period, if any. Tenant shall reimburse Landlord for any costs of the cure with interest at the Default Rate (defined in Section 14.8).

14.8       Unpaid Sums and Late Charge. Any amounts owing from Tenant to Landlord under this Lease which are not paid when due shall bear interest at 8% per annum (the “Default Rate”), calculated from the date due or expended until the date of payment. In addition, if Tenant shall fail to pay when due any installment of Base Rent or any other sums due under this Lease, a late charge equal to $500 as liquidated damages for Landlord’s extra expense and handling of such past due account (a “Late Fee”) provided, however, Landlord agrees to waive the Late Fee for the first and second late payment in the first twelve (12) months of the Lease Term so long as Tenant pays the amount due within five (5) days after written notice from Landlord.

14.9        Financial Distress.

14.9.1 Definition. Each of the following shall be an “Financial Distress Default” under this Lease: (a) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy; (b) the appointment of a trustee or a receiver to take possession of all or any part of Tenant’s assets; or (c) the entry of any final judgment against Tenant for an amount greater than $100 million. A Financial Distress Default shall be considered “Voluntary” if the action initiating the default was made by Tenant or a person or entity controlling, controlled by, or under common control with Tenant and otherwise shall be considered “Involuntary”. For example, a bankruptcy filing initiated by Tenant is a Voluntary Financial Distress Default and a bankruptcy filing by creditors of Tenant shall be considered an Involuntary Financial Distress Default. Tenant shall immediately notify Landlord upon the occurrence of any Financial Distress Default. Tenant shall have 60 days to cure an Involuntary Financial Distress Default under clause (a) above. Tenant shall have 30 days to cure an Involuntary Financial Distress default under clauses (b) and (c) above. If a Voluntary Financial Distress Default occurs or if an Involuntary Financial Distress Default is not cured within the above cure periods, then the provisions of Section 14.9.2 shall apply.

14.9.2 Filing of Petition. If a petition (“Petition”) is filed by or against Tenant (as either debtor or debtor-in-possession) under Title 11 of the United States Code (the “Bankruptcy Code”) and same is not dismissed within 60 days thereafter:

(a) Adequate protection for Tenant’s Lease obligations accruing after filing of the Petition shall be provided within 15 days after filing in the form of a deposit equal to two months Base Rent and Additional Rent (in addition to the Security Deposit), to be held by the court or an escrow agent approved by Landlord and the court.

(b) All amounts payable by Tenant to Landlord under this Lease represent reasonable compensation for the occupancy of the Premises by Tenant.

(c) Tenant or Trustee shall give Landlord at least 30 days written notice of any abandonment of the Premises or proceeding relating to administrative claims. If Tenant abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and relet the Premises.

(d) For purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption and shall include cure of any defaults under any other agreements between Landlord and Tenant.

(e) For the purposes of Section 365(b)(1) the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee of the Lease will require that Tenant, Trustee or the proposed assignee deposit two months Base Rent and Additional Rent payments into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if the Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that the assignee have a tangible net worth equal to eight times the annual Rent due hereunder or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the above amount.

(f) If Tenant or Trustee intends to assume and/or assign the Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assignment and assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed sale shall state: (i) the name, address, and federal tax ID numbers of the proposed assignee; (ii) the terms and conditions of the proposed assignment, and (iii) the proposed assurance of future performance.

14.10     Default by Landlord. Subject to Section 15.4, Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s written notice (or such longer period of time as is reasonably necessary to cure the default provided Landlord commences to cure such default within said 30 day period and diligently prosecutes such cure to completion) and such notice shall also be sent in accordance with Section 15.4. If Landlord fails to cure the default within the cure period, Tenant shall have all rights and remedies available at law and in equity other than the right to terminate the Lease or any offsets against Rent.

15.	PROTECTION OF LENDERS

15.1       Subordination. This Lease shall be subordinate to any financing now existing or hereafter placed upon the Project by Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications thereof (each, a “Mortgage”). This provision shall be self-operative. Tenant shall execute and deliver any subordination agreement required by the holder of a Mortgage within 10 business days of written request, but only if any such subordination agreement provides that so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any holder of a Mortgage or any purchaser at a foreclosure or private sale of the Project and such holder or purchaser shall agree to recognize Tenant’s rights under this Lease as long as Tenant is not then in default beyond any applicable cure periods.

15.2        Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, holder of a Mortgage, or purchaser at a foreclosure sale, or transferee thereof, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

15.3        Estoppel Certificates. Tenant shall, within ten (10) business days of written demand, execute and deliver to Landlord a written statement certifying: (i) the commencement and the expiration date of the Term; (ii) the amount of Base Rent and the date to which it has been paid; (iii) that this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease); (iv) that Landlord is not in default under this Lease (or if such is not the case, the extent and nature of such default) to Tenant’s knowledge ; (v) on the date of such certification, there are no existing defenses or claims which Tenant has against Landlord (or if such is not the case, the extent and nature of such defenses or claims) to Tenant’s knowledge ; (vi) the amount of the Security Deposit held by Landlord; and (vii) any other information a mortgagee or purchaser may reasonably request. It is intended that any such statement shall be binding upon Tenant and may be relied upon by a prospective purchaser or mortgagee. If Tenant fails to provide the requested estoppel within 10 days after receipt of the request, in addition to the provisions of Section 14, following a second request to Tenant, and Tenant’s failure to provide the requested certificate within 48 hours, Landlord may impose a fee of $100 per day for each day of delay in providing the statement by Tenant after the 10 day or 48 hour period. The estoppel certificate shall run to the benefit of all those Landlord specifies as addressees.

15.4       Notice. Tenant shall give written notice of any failure of Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Project whose name and address have been furnished to Tenant and such parties shall have the right but no obligation to cure the default on Landlord’s behalf. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s notice, or such longer period as is reasonably necessary for the cure.

16.	LIABILITY

16.1       Landlord’s Liability. The liability of Landlord to Tenant shall be limited to the interest of Landlord in the Project (and the rents, issue, profits and proceeds thereof). Tenant agrees to look solely to Landlord’s interest in the Project (and the rents, issue, profits and proceeds thereof) for the recovery of any judgment against Landlord, and Landlord and its owners shall not be personally liable for any such judgment or deficiency after execution thereon or matters related to this Lease. In addition, if Landlord sells or otherwise transfers the Project to a new owner, the transferring Landlord shall not thereafter be named or sought after in any matter related to the Project relating to the time period after the transfer. If at any time the holder of Landlord’s interest hereunder is a partnership, limited liability company, or joint venture, a deficit in the capital account of any partner, member or joint venture shall not be considered an asset of such partnership, limited liability company, or joint venture. Under no circumstance shall Landlord or its owners or affiliates be liable for consequential, special, punitive, exemplary or any similar type of damages, and Tenant hereby waives the same.

16.2        Tenant’s Business Interruption. Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s personal property or its business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises or the Project, or from other sources or places including any interruption of services and utilities or any casualty, condemnation, whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant and including injury or loss to Tenant or Tenant’s property arising from the acts or omissions of other occupants of the Project.

17.	MISCELLANEOUS PROVISIONS

17.1       Notices. All notices required or permitted under this Lease shall be in writing and shall be (i) personally delivered, or (ii) delivered by nationally recognized courier, or (iii) sent by certified mail, return receipt requested, postage prepaid. The contact information for each party is set forth in Section 1 and may be changed by written notice to the other party. All notices shall be effective upon either delivery/receipt, or rejection of delivery/receipt, after sending in the manner described above. Tenant hereby appoints as its agent to receive the service of all dispossessory proceedings or proceedings to seize Tenant’s personal property and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of occupying the same, then such service may be made by attaching the same on the main entrance of the Premises. If Tenant does not provide Landlord with a forwarding address following expiration or termination of this Lease, Landlord shall be relieved of any obligation to forward any funds or items to Tenant.

17.2       Non-Waiver/Accord. Failure of Landlord or Tenant to insist, in any one or more instances, upon strict performance of any term of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or a relinquishment, but the same shall continue and remain in full force and effect. Neither Landlord nor Tenant shall be deemed to have waived any provision of this Lease unless expressed in writing and signed by the waiving party. Tenant specifically acknowledges that where Tenant has received a notice of default (whether Rent or non-rent), no acceptance by Landlord of Rent shall be deemed a waiver of such notice, and, acceptance by Landlord of partial Rent shall not be deemed to waive or cure any Rent default. Landlord may, in its discretion, after receipt of partial payment of Rent, refund same and continue any pending action to collect the full amount due, or may modify its demand to the unpaid portion. In either event, the default shall be deemed uncured until the full amount is paid in good funds. Payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other charges stipulated herein shall be deemed to be on account of the earliest stipulated Rent or other charges. No endorsement or statement on any check or any letter accompanying any payment shall be deemed an accord and satisfaction, and Landlord’s acceptance of such check or payment shall be without prejudice to Landlord’s right to recover the balance of the amount due or pursue any other remedy to which it is entitled.

17.3       Brokers. Except as specified in Section 1, if any, Tenant represents and warrants to Landlord, it has not engaged any broker, finder, person providing tenant advisory services, or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease, and Tenant shall indemnify and defend Landlord against any claims for such commission arising out of agreements made or alleged to have been made by or on behalf of Tenant, or by persons claiming by, through or under Tenant. Except as specified in Section 1, if any, Landlord represents and warrants to Tenant, it has not engaged any broker, finder, person providing tenant advisory services, or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease, and Landlord shall indemnify and defend Tenant against any claims for such commission arising out of agreements made or alleged to have been made by or on behalf of Landlord, or by persons claiming by, through or under Landlord. If any new leases, modifications to this Lease or other agreements are made between Landlord and Tenant, Landlord shall not have any obligation to pay any brokerage or finders fees to persons engaged by Tenant. Tenant acknowledges that Landlord shall not be liable for any statements or representations made by Landlord’s leasing agent, brokers, or other agents of Landlord regarding this Lease transaction except for the representations and covenants of Landlord expressly set forth in this Lease.

17.4        Entire Agreement; Amendment; Severability. This Lease supersedes all prior and contemporaneous understandings and agreements; the provisions of this Lease are intended by Landlord and Tenant as the final expression of their agreement; this Lease constitutes the complete and exclusive statement of its terms and no representations, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No provisions of this Lease may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Landlord and Tenant, or their respective successors in interest, concurrently with or subsequent to the date of this Lease. Tenant acknowledges that neither Landlord nor anyone representing Landlord has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease. Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

17.5      Force Majeure. Except as specifically provided otherwise herein, time periods for Landlord’s or Tenant’s performance under any provisions of this Lease (except for the payment of money) shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s reasonable control (financial inability excepted), including strikes, embargoes, governmental regulations, inclement weather and other acts of God, war or other strife and no such delay in Landlord’s performance shall constitute an actual or constructive eviction or entitle Tenant to any abatement of Rent.

17.6         Intentionally omitted.

17.7         Heirs and Assigns. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligations to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease including the restriction on assignment and subletting. If more than one person or entity executes this Lease as Tenant, the liability of each shall be deemed to be joint and several. The rights of Landlord herein shall also run to the benefit of all future owners of the Premises.

17.8         Waiver of Self-Help. Tenant waives any statutory or common law right to self-help, including any right to make repairs to the Building or common areas.

17.9         Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or Project, including any signage. If any taxes for which Tenant is liable under this Lease or relating to Tenant’s use and occupancy of the Premises are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall reimburse Landlord, within 30 days following request, the part of such taxes for which Tenant is primarily liable hereunder.

17.10       Right to Change Public Spaces. Subject to the terms of Section 2.2 above, Landlord reserves the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to (a) close temporarily any common areas to make repairs or changes or to prevent the acquisition of public rights in such areas, and (b) change the arrangement or location of public areas of the Project not contained within the Premises or any part thereof, including entrances, parking lots, passageways, and other public service portions of the Project.

17.11       Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby waives any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment, to enforce any right to such consent. Tenant shall pay Landlord’s reasonable out-of-pocket costs incurred in connection with any requests by Tenant for consent.

17.12        Financial Statements. Within 20 days after written request from Landlord, but not more than two times per year, Tenant shall provide the most recent financial statements and tax returns for Tenant and any guarantor, assignee, or subtenant. The information shall remain confidential, subject to review by potential purchasers and lenders, who shall be instructed to maintain such confidentiality. This Section 17.12 shall be waived with respect to the Tenant so long as the Tenant is a public company with financial statements readily available on-line.

17.13        No Reservation/Counterparts/Electronic Signatures. The submission of this Lease for examination, or for execution by Tenant, does not constitute a reservation or option to Lease the Premises and this Lease becomes effective as a lease only upon (a) execution and delivery thereof by Landlord and Tenant, and (b) Landlord’s receipt of the Security Deposit and pre-paid Rent in the amount set forth in Section 1 above. At Landlord’s election, this Lease may be executed in counterparts and when all counterparts are executed, the counterparts shall constitute a single agreement. This Lease may be delivered electronically (e.g. fax, email, pdf) and a digital version (e.g. pdf) of the fully executed and compiled agreement will be binding as the original of this Lease and constitute “best evidence” of this agreement between the parties.

17.14        Authority. If Tenant is an entity rather than a person, each individual executing this Lease on behalf of said entity or its constituents represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said entity. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord any entity resolutions or consents requested by Landlord to evidence such authority. Where Tenant is comprised of more than one person or entity, all covenants and obligations of Tenant hereunder shall be the joint and several covenants and obligations of each person or entity comprising Tenant. Any action permitted or required of Landlord under this Lease may, at Landlord’s election, be performed by Landlord’s property manager on Landlord’s behalf.

17.15         Intentionally deleted.

17.16       Utility Deregulation. Tenant acknowledges that Landlord shall have sole control over the determination of which utility providers serve the Project, and Landlord shall have no obligation to give access or easement rights or otherwise allow onto the Project any utility providers except those approved by Landlord. If, for any reason, Landlord permits Tenant to purchase utility services from a provider other than Landlord’s designated company(ies), such provider shall be considered a contractor of Tenant. In addition, Tenant shall allow Landlord to purchase such utility service from Tenant’s provider at Tenant’s rate or at such lower rate as can be negotiated by the aggregation of Landlord’s tenants’ requirements for such utility.

17.17        Intentionally omitted.

17.18        Choice of Law and Venue. This Lease shall be governed by the laws of the State of Washington.

17.19       Nondisclosure of Lease Terms. The terms and conditions of this Lease constitute proprietary information of each party and both parties agree to keep the same confidential. Tenant’s disclosure of the terms of this Lease could adversely affect Landlord’s ability to negotiate other leases and/or impair Landlord’s relationship with other tenants. Each party will not directly or indirectly disclose the terms or conditions of this Lease to any person or entity other than such party’s employees, agents, lenders, attorneys, accountants, brokers or other consultants who have a legitimate need to know such information and who also agree, in written form acceptable to the other party, to keep the same confidential and except as required by law or other requirements imposed upon public companies. Landlord may also disclose the terms of this Lease to any prospective purchaser of the Project on the foregoing terms.

17.20       Regulations. Tenant shall comply with the terms and conditions of any of the following applicable to the Project and any subsequent changes thereto: (a) CC&R’s, REA’s or other covenants recorded against the Project, if any, and any design guidelines referenced therein and any amendments thereto, and (b) any transportation management plan adopted for the Project and all amendments thereto. The population density within the Premises as a whole shall at no time exceed one person for each 125 square foot of space in the Premises. Landlord represents to Tenant that, to the best of Landlord’s knowledge, there are no CC&R’s, REA’s or other covenants recorded against the Project as of the date of this Lease which may have an adverse effect on Tenant’s ability to use, access and operate in the Premises for general office use.

17.21        Landlord’s Access. Landlord or its agents may enter the Premises to show the Premises to potential lenders, tenants, or other parties, to make repairs, alterations or improvements, to inspect and conduct tests in order to monitor Tenant’s compliance with this Lease or applicable laws or ordinances, to perform earthquake safety-related work required by applicable municipal authorities, laws or codes, or for any other purpose Landlord reasonably deems necessary. Landlord shall give Tenant not less than 24 hours’ prior notice of such entry, except in the case of emergency. Landlord may place customary “For Sale” or “For Lease” signs in and about the Premises and Project. Landlord shall have the right to use any means which Landlord may deem proper to enter the Premises in an emergency. Landlord’s entry to, and work in, the Premises shall not under any circumstances be construed to be a forcible or unlawful entry into the Premises or an eviction of Tenant from the Premises.

17.22        Quiet Possession. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy the Premises for the full Term against any person claiming by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.

17.23       Costs and Attorneys’ Fees. In the event of litigation between the parties hereto, declaratory or otherwise to enforce this Lease, the non-prevailing party shall pay the costs thereof and attorneys’ fees actually incurred by the prevailing party, in such suit, at trial and on appeal. In addition, if Landlord engages counsel to enforce the terms of this Lease, including for the purpose of preparing a delinquency notice, Tenant shall be required to reimburse Landlord for all costs incurred before the subject default is considered cured. Tenant shall pay Landlord’s attorneys’ fees and other reasonable out-of-pocket costs incurred in connection with any other requests for Landlord’s consent. In addition to the foregoing in this Section 17.23, if either party (“secondary party”) without fault is made a party to litigation instituted by or against the other party, the primary party shall pay to the secondary party all costs and expenses, including reasonable attorneys’ fees, incurred by the secondary party in connection therewith.

17.24       Interpretation. The captions of sections or subsections of this Lease are to assist the parties in reading this Lease and are not a part of the terms and provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission. References to “including” shall mean “including without limitation”. Any reference in this Lease to business days means weekdays, other than holidays on which the Federal government offices are generally closed. If a period is stated as a number of months, and not qualified as calendar months, it means that each “month” concludes on the same date as the starting date. For purposes of clarity, if a three-month period starts on the fifteenth of June, it terminates on the fifteenth of September. If the starting day does not exist in the terminating month (e.g. a three-month period that starts on November 30), it shall terminate on the last day of the terminating month (i.e. February 28). This Lease has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with herein. Each party had the opportunity to be represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Lease against the drafter is not applicable and is waived.

17.25        No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, Landlord may require that a “Short Form” memorandum of this Lease executed by both parties be recorded.

17.26        Waiver of Jury Trial. Landlord and Tenant hereby waive all rights to request a jury trial in any proceeding or counterclaim arising out of this Lease or Tenant’s right to occupy the Premises. Any Tenant counterclaims shall be raised in a separate proceeding rather than any summary proceeding for non-payment of Rent or possession of the Premises. Tenant further waives any right to remove said summary proceeding to any other court or consolidate said summary proceeding with any other action, whether brought before or after the summary proceeding.

17.27       Survival. The obligations of each party applicable to time periods prior to the termination or expiration of this Lease shall survive termination or expiration of this Lease, including aa party’s right to indemnification and defense from claims arising from matters occurring prior to termination even though the claim is asserted against such indemnified party after termination, and payment of amounts not finally calculated by the expiration/termination date.

17.28        Holding Over. If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy as sufferance. Tenant’s occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease except that Tenant shall pay an amount (on a prorated basis for partial months during the holdover) equal to 150% of the sum of the installment of Base Rent payable by Tenant for the period immediately preceding the holdover for the first 6 months of holdover and thereafter for any additional period of holdover, an amount (on a prorated basis for partial months during the holdover) equal to 200% of the sum of the installment of Base Rent payable by Tenant for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or early termination of the Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceeding or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover. Nothing herein shall be construed as consent to such holding over.

17.29       Rent Abatement. The Rent Abatement is conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the Term. If Tenant defaults hereunder and fails to cure the default within any applicable cure period, and Landlord terminates the Lease, all unamortized Rent Abatement (i.e. based upon the amortization of the abated Base Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the Expiration Date) shall be immediately due and payable by Tenant to Landlord.

17.30      Adjustments. Landlord reserves the right to adjust the rentable area of the Premises set forth in Section 1 based on any future measurement of the Premises and Building by Landlord in accordance with commercially reasonable standards uniformly applied and if such area is adjusted, Tenant’s Share (but not Base Rent) shall be automatically adjusted based on the new measurement.

17.31        Intentionally deleted.

17.32      USA Freedom Act and Anti-Terrorism Laws. Landlord and Tenant each represent and warrant that neither they nor the officers and directors controlling Landlord and Tenant, nor any person or entity that directly owns a 10% or greater equity interest in it, respectively, are acting, directly or indirectly, for or on behalf of any person, group, entity, or nation with whom U.S. persons or entities are restricted from doing business under the regulations of the Office of Foreign Asset Control (“OFAC”) of the United States Treasury Department, including those named on the OFAC’s Specially Designated National and Blocked Person List, or are acting directly or indirectly for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 signed on September 24, 2001 (“Executive Order”) or in the USA Freedom Act (enacted June 2, 2015) (“USA Freedom Act”) as a person who commits, threatens to commit, or supports terrorism; or are acting directly or indirectly for a person, group, entity or nation in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (the “Money Laundering Act”); and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation. Each party agrees during the Term of this Lease to comply with the Executive Order, USA Freedom Act and the Money Laundering Act, and to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’

{Remainder of page intentionally left blank. Signatures and acknowledgments on following pages.}

TENANT: BSQUARE CORPORATION, a Washington corporation By: Name: Its: Date Signed:

STATE OF                                                                )

                                                                              ) ss.

COUNTY OF                                                           )

I certify that I know or have satisfactory evidence that __________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the _________________ of BSQUARE CORPORATION to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: ______________________.

(Insert notary seal here)	(Signature of Notary Public)

(Printed Name of Notary Public)

My Appointment expires

LANDLORD: 1415 WESTERN LLC, a Washington limited liability company By: Its: Date Signed:

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that ___________________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as manager of 1415 WESTERN LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: ______________________.

(Insert notary seal here)	(Signature of Notary Public)

(Printed Name of Notary Public)

My Appointment expires

RIDER TO LEASE

ADDITIONAL PROVISIONS

THE PROVISIONS SET FORTH IN THIS RIDER CONTROL TO THE EXTENT THEY CONFLICT WITH ANY PROVISION SET FORTH IN THE BODY OF THE LEASE.

1.	Option to Extend.

1.1        Option. Provided that Tenant is not in default under the Lease beyond all applicable notice and cure periods when it exercises the option or on commencement of the Option Term, Tenant shall have one option to extend the Term for a period of 60 months (the “Option Term”), upon the same terms and conditions as are set forth in the Lease, except the Base Rent shall be adjusted as described in Section 1.2 of this Rider to Lease, and Landlord shall have no obligation to provide any free rent period, tenant improvements or allowances therefor or other concessions or extension options. Tenant’s option to extend the Term shall be exercised, if at all, by written notice to Landlord given not less than nine (9) months, but not more than fifteen (15) months, prior to the expiration of the then existing Term. Exercise of the extension option shall be conditioned upon the following being true at the time the option is exercised, and at the time the Option Term is to commence: there having been no Transfer of the Lease (except a Permitted Transfer), as such terms are defined in Section 11 of the Lease. The exercise of the extension option shall extend the Lease for the entire Premises. Once delivered, Tenant’s notice of its election to extend the Term cannot be cancelled or revoked by the Tenant.

1.2        Base Rent. The monthly Base Rent payable during any Option Term shall be equal to 100% of the Fair Market Base Rent (defined below) for the Premises as of the commencement of the Option Term.

1.3         Fair Market Base Rent defined. The “Fair Market Base Rent” shall mean the monthly Base Rent with then market annual escalations at which new tenants are then entering into renewal terms of “triple net” leases for non-sublease space which is not encumbered by expansion rights for a term comparable to the Option Term, for comparable office space in buildings located in the downtown Seattle central business district market, and which is otherwise comparable in size, age, floor location and finish quality to the Premises. “Fair Market Base Rent” shall be adjusted for improvement allowances, rent abatement, or other inducements or concessions applicable to the Option Term. To the extent that the rent under any otherwise comparable lease is calculated on a “gross” or “modified gross” rather than a triple net basis, appropriate adjustments shall be made so that a comparable Base Rent can be calculated. The Fair Market Base Rent for the Premises shall be determined as set forth below.

1.4         Negotiation Period. Landlord shall provide a written statement of its valuation of Fair Market Base Rent not later than the date which is one hundred twenty (120) days prior to the commencement of the Option Term, which Tenant may accept or reject in its sole discretion. If Landlord and Tenant do not reach agreement on Fair Market Base Rent on or before the 90th day prior to commencement of the Option Term, Fair Market Base Rent shall be set by appraisal as provided below in this Section 1.

Rider-1

1.5        MAI Appraisal. If the parties do not agree on the Fair Market Base Rent for the Option Term within the period provided above in Section 1.4, then each party, at its cost and by giving notice to the other party, shall have 10 days within which to appoint an MAI appraiser or commercial office leasing broker (“Valuation Expert”) with at least 10 years’ experience appraising commercial properties in the downtown Seattle central business district office real estate market, to determine and set the Fair Market Base Rent for the Option Term. Such Fair Market Base Rent shall include then typical fixed annual increases. If a party does not appoint a Valuation Expert within such 10 day period, the single Valuation Expert appointed shall be the sole Valuation Expert and shall set the Base Rent for the Option Term. If two Valuation Experts are appointed by the parties as stated in this Section 1.5, they shall meet promptly and attempt to set the Base Rent for the Option Term. If they are unable to agree within 20 days after the second Valuation Expert has been appointed, they shall (i) notify the parties of their respective determinations of Fair Market Base Rent, and (ii) attempt to select a third Valuation Expert meeting the qualifications stated in this paragraph within 10 days after the last day the two Valuation Experts are given to set the Base Rent for the Option Term. If they are unable to agree on the third Valuation Expert, either of the parties to this Lease, by giving 10 days’ notice to the other party, may apply to the Presiding Judge of the Superior Court for King County, Washington, for the selection of a third Valuation Expert who meets the qualifications stated in this Section 1.5. Each of the parties shall bear the cost of its own Valuation Expert and one-half of the cost of appointing the third Valuation Expert and of paying the third Valuation Expert's fee. The third Valuation Expert, however selected, shall be a person who has not previously acted in any capacity for either party.

1.6        Reconciling Conflicting Appraisals. Each of the two Valuation Experts shall submit its determination of Fair Market Base Rent, with supporting documentation, to the third Valuation Expert. The third Valuation shall prepare its own valuation of Fair Market Base Rent. The determinations of the three Valuation Experts shall be added together and their total divided by three, and the resulting quotient shall be the Base Rent for the Premises during such Option Term; provided, however that if the lowest or highest determination for the starting Base Rent is more than ten percent (10%) less than (or greater than, as applicable) the middle determination, then such determination shall be excluded and the Base Rent for the Option Term shall be the average of the remaining determinations. The same procedure shall be followed for determining the annual increases. The determination of Fair Market Base Rent as provided for in this Section 1 shall be final, conclusive and binding upon both parties.

1.7        Transitional Payments. If the Base Rent for the Option Term has not been determined by the commencement date of the Option Term, then until such Base Rent is determined, Tenant shall pay Base Rent to Landlord at the rate in effect immediately preceding the Option Term. If the actual Base Rent for the Option Term is determined to be higher or lower than the previously payable Base Rent, then within 15 days after the determination of the new Base Rent, Landlord or Tenant shall reimburse the difference for each month of the Option Term for which Base Rent has already been paid.

2.	Intentionally omitted.

Rider-2

3.           Right of First Refusal. Provided Tenant is not in default beyond any Cure Period, if Landlord receives a written offer from a third party (including any existing tenant or subtenant of the Refusal Space as defined below) (“Offering Party”) that Landlord is willing to accept for lease of any space on the 6th floor of the Building (“Refusal Space”), Tenant shall have the first right to obtain such Refusal Space on the terms of such offer. Promptly after the receipt of such offer, Landlord shall give Tenant notice thereof in reasonable detail including but not limited to base rental, rent concessions, potential tenant improvements performed by Landlord, tenant improvement allowances, lease term and options (the “Notice of Offered Lease”). On or before the fifth (5th) business day after receipt of the Notice of Offered Lease, Tenant may exercise this right by sending Landlord a notice stating that Tenant elects to rent such Refusal Space (in whole, not in part) upon the terms and conditions set forth in the Notice of Offered Lease (the “Offered Lease Terms”). If Tenant provides such notice, Landlord and Tenant shall enter into a lease for such Refusal Space within 30 days after the later of the date of Tenant's exercise notice on the Offered Lease Terms and Tenant’s receipt of the first draft of the new lease or amendment to this Lease adding the Refusal Space. If Tenant does not timely exercise the right of first refusal, or if Tenant properly exercises such right but thereafter for any reason (other than the fault of Landlord) the parties do not timely enter into the new lease, Tenant’s rights under this paragraph with respect to such Refusal Space shall terminate and Landlord shall be free to lease such Refusal Space to the Offering Party upon the Offered Lease Terms or to any other third party on substantially the same terms (i.e. same or less favorable rent rate and value of any lease concessions) as the Offered Lease Terms. This right of first refusal is (a) personal to Tenant and any Permitted Transferee and may not be exercised by any subtenant or assignee of Tenant, and (b) subject to the rights of existing tenants and subtenants of the Refusal Space as of the date hereof to holdover in the Refusal Space, provided that Landlord performs its obligations with respect to holdover tenants and subtenants in this Section 3 below. Landlord covenants not to consent to nor enter into any agreement after the date of this Lease for an extension or renewal of lease term nor a right of holding over of any current tenant or subtenant of the Refusal Space. In the event any current tenant or subtenant of the Refusal Space holds over past the term of its lease or sublease, as applicable, Landlord shall use commercially reasonable efforts to remove such tenant or subtenant from the Refusal Space and such efforts shall include, if such tenant or subtenant holds over for longer than sixty (60) days after the expiration of the applicable term, as applicable, the immediate filing of an unlawful detainer action. If Landlord and such Offering Party or any third party do not agree upon a new lease for the Refusal Space upon the Offered Lease Terms (or terms that are substantially similar thereto as described above) within six (6) months of the delivery of the Notice of Offered Lease, or if the term of such new lease expires during the Term of the Lease, Tenant’s rights under this Section 3 shall be revived.

4.          Tenant Improvement Allowance. Landlord shall provide a tenant improvement allowance of up to $203,400.00 (i.e., up to $30.00/sf of the Premises) (the “TI Allowance”) to be applied to the hard and soft costs incurred in connection with the design and construction of the Tenant Improvements (defined in Exhibit C (Work Letter)), including without limitation sales tax, design and space planning costs, project management, architect and engineer fees, permitting costs, costs associated with any change orders, and a construction management fee of 3% of the Tenant Improvements payable to Pinnacle Commercial, Landlord’s construction manager. No portion of the TI Allowance shall be used for Tenant’s cabling, telecommunications, fixturing, equipment, furniture, moving costs, or related costs.

 4.1        Space Planning Allowance. At Tenant’s request, provided Tenant has fully and timely performed all of its obligations hereunder as of the date of such request, Landlord will fund up to an additional $0.15 per rentable square feet in the Premises ($1,017.00) (the “Additional Allowance”) toward the cost of a space plan for the Tenant Improvements in the Premises. The drawing of the Additional Allowance shall be on the same terms as the TI Allowance described above. Notwithstanding the foregoing, the parties agree that Tenant shall have the right to apply this Additional Allowance to the cost of the Tenant’s Work.

 4.2          Sunset. Notwithstanding anything to the contrary in this Section 4, Tenant shall have no right to draw, use or apply any of the TI Allowance after the date that is 12 months from the Lease Commencement Date. Any balance of the TI Allowance remaining thereafter shall be retained by Landlord and shall not be available as a credit against rent or otherwise.

Rider-3

EXHIBIT A

LEGAL DESCRIPTION OF PROJECT

A-1

EXHIBIT B

FLOOR PLAN

(Not to scale)

[waiting for updated floor plan]

B-1

EXHIBIT C

WORK LETTER

A.	LANDLORD’S WORK AND TENANT’S WORK

Landlord’s Work: “Landlord’s Work” - None

Tenant’s Work: “Tenant’s Work” means all improvements, fixturing and other work to the Premises.

B.	GENERAL PROCEDURES – TENANT’S WORK

The preparation of all design and working drawings and specifications relating to completion of the Premises for occupation by Tenant and the taking of bids and letting of contracts relating to Tenant’s Work and the supervision and completion of Tenant’s Work and payment therefore shall be the responsibility of Tenant.

Approvals must be obtained by Tenant for its work from the applicable building department and all other authorities having jurisdiction and Tenant must submit evidence of these approvals to Landlord before commencing work. Tenant shall be responsible for payment of all fees and charges incurred in obtaining said approvals and for obtaining a certificate of occupancy prior to opening.

Tenant agrees to utilize only a general contractor and plumbing, electrical, HVAC and other mechanical contractors or subcontractors either utilized by Landlord or approved in writing by Landlord.

Tenant acknowledges and agrees that neither Landlord’s architect nor Landlord owes any duty nor assumes any responsibility to Tenant or Tenant’s architect with respect to the compliance or non-compliance of Tenant’s plans and specifications with any building, safety or health codes or the adaptability of the proposed improvements, the use intended, or otherwise.

C.	PLANS AND SPECIFICATIONS.

Tenant shall work with its space planners and will provide its proposed space plan for approval by Landlord not to be unreasonably withheld, conditioned or delayed. Once Landlord has approved a space plan, Tenant will submit to Landlord for its approval working drawings and specifications. Those plans and specifications which are approved by Landlord shall be referred to as the “Approved Final Plans”. Landlord agrees to respond to Tenant with approval or reasons for denying approval to Tenant’s space plan and plans and specifications within 10 days of receipt. If Landlord fails to respond within such period of time, provided Tenant confirms that Landlord received such plans, the same shall be deemed approved. Tenant shall keep a complete set of the Approved Final Plans on the Premises throughout the duration of the Tenant’s Work.

D.	GENERAL REQUIREMENTS

1.         Tenant’s Work shall be carried out with good workmanship and with new materials, which shall all be of a high quality and conforming to the best standards of practice, and shall not be in contravention of the laws, codes or regulations.

2.         Before commencing Tenant’s Work, Tenant shall furnish to Landlord: (i) certificates of insurance evidencing Tenant maintains the insurance required by the Lease to be carried by Tenant, (ii) a certificate of insurance evidencing Tenant’s architect carries professional liability insurance in the amount of at least $2,000,000, and (iv) certificates of insurance from Tenant’s contractor evidencing such contractor carries and maintains the following insurance coverage: general liability, builders risk, worker’s compensation and any other insurance reasonably required by Landlord to the limits and on the terms which Landlord may reasonably approve. At a minimum, Tenant’s contractors shall carry $1,000,000 general liability insurance each occurrence, $2,000,000 general aggregate, $2,000,000 products/completed operations aggregate, $1,000,000 automobile liability insurance, worker’s compensation insurance in the amount required by applicable law, $1,000,000 Employer’s Liability Insurance (Stop Gap), and $5,000,000 Excess/Umbrella Liability Insurance, all of which shall be primary and non-contributory with any insurance carried by Landlord. Tenant’s contractors’ policies shall include an endorsement requiring at least 30 days’ prior written notice of cancellation in coverage to Landlord and shall in all events procure and provide evidence of replacement insurance prior to any cancellation. The parties specified in the Lease shall be named as additional insureds in Tenant’s contractor’s insurance.

3.         Tenant shall at all times keep the Premises and all other areas clear of all waste materials and refuse caused by itself, its suppliers, contractors or by their work. Tenant shall remove all waste materials and refuse directly from the Premises and shall deposit them in places or in receptacles designated by Landlord. Landlord may require Tenant to clean-up on a daily basis, and shall be entitled to clean-up at Tenant’s expense if Tenant fails to comply with Landlord’s reasonable requirements in this respect. At the completion of Tenant’s Work, Tenant shall leave the Premises clean and to the satisfaction of Landlord and shall remove all tools, equipment and surplus materials from the Premises and the Project and remove all waste material and refuse from the Premises and deposit them in places or in receptacles designated by Landlord. The final clean-up shall include the cleaning of all lighting fixtures, millwork units, store fronts and space which may be affected by the work.

4.         Landlord shall not in any way be responsible or liable with regard to any work carried out or any materials left or installed in the Premises.

5.         Any damage caused by Tenant’s contractor or subcontractors employed on Tenant’s Work to the Project or to any property of Landlord, or of other occupants shall be repaired by Landlord’s contractor to the satisfaction of Landlord at Tenant’s expense.

6.         If Tenant’s contractor neglects to carry out the work properly or fails to perform any work required by or in accordance with the Approved Final Plans, Landlord, after 15 days written notice to Tenant and Tenant’s contractor, may, without prejudice to any right or remedy Landlord may have, complete the work, remedy the default or make good any deficiencies at Tenant’s expense.

7.         Tenant shall be entirely responsible for the security of the Premises during construction and Landlord shall not be liable for any loss or damage suffered by Tenant.

8.         Tenant shall maintain and keep on the Premises at all times during construction and the Term, a suitable portable fire extinguisher for Class A, B and C fires. Tenant acknowledges that under no circumstances is work to take place in connection with the fire sprinkler system or the fire alarm system serving the Premises or the Building without prior notice to Landlord and involvement of Landlord’s building engineer, sprinkler contractor, and fire alarm contractor. Prior to any work taking place in connection with the fire sprinkler system or the fire alarm system, the fire alarm system must be properly disarmed and when the work is concluded such system shall be properly rearmed. Tenant will be charged a reasonable fee for this service.

9.         Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising out of work done by Tenant or its contractors and Tenant shall promptly cause to be removed any liens filed against title to the Premises or the Project, failing which, Landlord may do so and Tenant shall pay all Landlord’s costs.

10.         Tenant shall perform its work expeditiously and efficiently and shall complete the same within the period stipulated in the Lease or any other agreement between the parties subject only to circumstances over which Tenant has no control and which by the exercise of due diligence could not have been avoided.

11.         Tenant shall not cause any disruption to other tenants of the Project.

E.	CONSTRUCTION OF TENANT’S WORK

Tenant will, at its expense and subject to the provisions of this Exhibit C, provide, furnish and install within the Premises all finishings, fixtures, electrical and mechanical work set forth in the Approved Final Plans and otherwise needed to complete the Premises and to equip the Premises ready for occupation. Although dimensions and drawings may be provided by Landlord or its agents for Tenant’s use in preparing plans and specifications, such information may contain inaccuracies. Tenant is responsible for confirming all dimensions and Landlord shall have no liability for any discrepancies, errors or omissions in the information provided to Tenant for design, planning and completion of Tenant’s Work. All designers employed by Tenant shall become familiar with all plans and drawings to the extent necessary to complete the required architectural, mechanical and electrical working drawings and specifications.

Specific Restrictions.

(a)         Under no circumstances shall Tenant or its contractor at any time be permitted to drill or cut conduit, pipe sleeves, chases, duct equipment, openings in the floor, columns, walls or roofs of the Project. Any work of this type required by Tenant shall be authorized by the Landlord’s architect and performed by Landlord’s contractor at Tenant’s expense.

(b)         No suspended loads will be permitted from the underside of the structure slab or roof structure without written approval by Landlord.

(c)         Tenant will not be permitted to install openings, signs, and/or improvements in the exterior walls or interior demising partitions or bulkheads above the Premises for any purpose without the prior written approval of Landlord.

(d)         Arrangements for the storage and removal of perishable garbage must be provided to the satisfaction of Landlord.

(e)         Mounting of burglar alarms and signal systems on the exterior walls of the Premises or the building requires specific prior consent.

Tenant shall obtain from all contractors and subcontractors providing material and labor in the construction of Tenant’s Work all commercially reasonable warranties (including manufacturers’ warranties) for materials or labor as are available from such contractors or subcontractors. Such warranties shall run to Tenant during the Term and thereafter to Landlord. Tenant shall provide copies of such warranties to Landlord upon request.

Upon completion of Tenant’s Work, Tenant shall provide Landlord with all of the following: 1) a full set of as-built construction documents depicting the Tenant Improvements as they are actually built; (2) an affidavit of Tenant’s general contractor indicating (A) Tenant’s Work has been completed, (B) Tenant’s Work was completed in strict accordance with the Approved Final Plans (subject to minor deviations and Landlord approved change orders), and (C) all subcontractors, laborers and material suppliers have been paid in full; (3) final unconditional lien releases from Tenant’s general contractor, subcontractors, suppliers and materialmen; (4) a copy of a temporary or permanent Certificate of Occupancy; and (5) a copy of the completion notice.

F.	SECURITY.

Tenant must obtain Landlord’s specific approval of any security system installed in the Premises by Tenant and Tenant shall be responsible for all maintenance and repair of any such systems.

G.	ALLOWANCE.

Tenant shall be reimbursed up to the amount of the TI Allowance and the Additional Allowance for Landlord approved Tenant Work in accordance with Section 4 of the Rider attached to this Lease. If Tenant has not used the TI Allowance and the Additional Allowance and requested reimbursement (along with all documentation required to be provided along with such request, if any) in accordance with Section 4 of the Rider to this Lease within twelve (12) months after the Commencement Date, Tenant waives its right to the same and the TI Allowance and the Additional Allowance will be retained by Landlord.

H.	DEFAULTS DURING CONSTRUCTION.

If Tenant does not comply with the provisions of this Exhibit C within any applicable notice and cure period (unless otherwise specified, the Cure Period shall be 30 days from written notice from Landlord), Landlord, in addition to and not in lieu of any other rights or remedies, shall have the right to exercise any right available under the provisions of the Lease, including the right of termination. In any event of termination pursuant to the above provision, Landlord may further elect either to:

1.         retain for its own use, without payment therefore, all or any of Tenant’s Work which has been commenced, installed or completed to the date of such termination; or

2.         forthwith demolish or remove all or any of Tenant’s Work and restore the Premises to the condition in which the same were prior to the commencement, installation or completion of all of such Tenant’s Work as is so demolished or removed and recover the cost of so doing from Tenant.

EXHIBIT D

RULES AND REGULATIONS

1.         Tenant, its servants, employees, customers, invitees, and guests shall not obstruct, or use for any purpose other than for ingress and egress to and from the Premises, the sidewalks, halls, passages, elevators, stairways, exits and entrances of the Building which are used in common with other tenants and their servants, employees, customers, guests, and invitees, and which are not a part of the Premises of Tenant. The halls, passages, exits, entrances, elevators, retail arcade, escalators, balconies and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing in this Lease shall be construed to prevent access to persons with whom Tenant normally deals in the ordinary course of its business, unless those persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building for any reason except to perform work on Tenant’s communications equipment, if any, and then only when accompanied by Landlord or Landlord’s Property manager or Building engineer.

2.         The Premises shall not be used for lodging or sleeping. Unless ancillary to a restaurant or other food service use specifically authorized in Tenant’s Lease, no cooking shall be done or permitted by Tenant on the Premises, except that the preparation of hot beverages and use of microwave ovens for Tenant and its employees shall be permitted. No animals of any kind shall be permitted at the Building except as may be required by applicable law. Tenant shall notify Landlord the presence of any animal in the Premises. Tenant shall be responsible for (i) complying with all applicable laws regarding the presence of an animal in the Premises, (ii) insuring that any animal brought into the Premises is under the full, direct control of the person bringing such animal into the Premises at all times while in the Building, (iii) cleaning up all animal waste and properly disposing of such waste in a sealed container in restroom trash receptacles or outside the Building, (iv) all damage to persons and property arising out of the presence of any animal brought by Tenant, or its agents or invitees, into the Building. To the fullest extent permitted by law, Landlord may require (a) verification of the right of an animal to be present in the Building under applicable law and (b) the removal of any animal in the Building. Tenant assumes full responsibility for, and shall indemnify and hold harmless Landlord from and against all liability, damages, and claims arising out of, any animal brought into the Building by it, or its employees, agents or invitees.

3.           Landlord shall provide at no cost to Tenant up to thirty (30) keys to the Premises; all additional or lost keys shall be at Tenant’s expense. Tenant may not install any additional locks in the Premises without Landlord’s prior consent, and all such locks must be keyed to the Building’s master system. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises, which Landlord requires access to without furnishing Landlord with a key for any lock and obtaining Landlord’s prior permission. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and/or security cards to doors in the Building and the Premises that shall have been furnished to Tenant and in the event of loss of any keys and/or security cards so furnished, shall pay Landlord for the lost keys and/or security cards and changing of locks as a result of such loss.

4.           The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. No safes or other objects larger or heavier than the elevator of the Building is limited to carry shall be brought into or installed on the Premises without Landlord’s prior written consent. Landlord may determine the locations for safes and other heavy equipment or items in the Premises, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. Tenant shall reimburse Landlord for reasonable costs associated with review and analysis by a structural engineer and/or other appropriate consultant with regard to determination of locations for safes and other heavy equipment or items. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building or to property of other Building tenants by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant. The moving of heavy objects shall occur only between those hours as may be designated by, and only upon written notice to, Landlord and the persons employed to move heavy objects in or out of the Building must be acceptable to Landlord.

5.           Tenant shall not use, bring into, or keep in the Premises or the Building any firearms, kerosene, gasoline or flammable or combustible fluid or materials, or any other article of an intrinsically dangerous nature, or use any method of heating or air conditioning other than that permitted in writing by Landlord. Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any debris or other substance into any of the corridors, halls or lobbies or out of the doors or windows or into the stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building. If, in Landlord’s reasonable judgment, any of Tenant’s equipment or fixtures cause vibrations, Landlord may require that Tenant add appropriate vibration damping materials as necessary to eliminate such vibration. Tenant shall reimburse Landlord for reasonable costs associated with review and analysis by a structural engineer and/or other appropriate consultant with regard to such vibrations.

6.          During times other than Normal Building Hours and on holidays as designated by the Landlord, access to the Building, or to the halls, corridors or stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the Building and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement or other circumstances rendering that action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of that activity by taking those actions that Landlord may deem appropriate, including closing entrances to the Building. Any person, whose presence in the Building at any time shall in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected there from. Landlord may require any persons leaving the Building with any package or other object to exhibit a pass from Tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises of Tenant.

7.           Tenant shall close and securely lock the doors to the Premises when Tenant’s employees leave the Premises and after Normal Building Hours.

8.          The toilet rooms, toilets, urinals, wash bowls, sinks, and other apparatus shall not be used for any purpose other than that for which they were designed or constructed, no foreign substance of any kind whatsoever shall be deposited in any of them, and any damage resulting to them from Tenant’s misuse shall be paid for by Tenant.

9.          Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of newspapers, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s Lease. No Tenant shall obtain for use upon the Premises ice, towel and other similar services, or accept barbering or shoe polishing services in the Premises, except from persons authorized by Landlord and at hours and under regulations fixed by Landlord.

10.        Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

11.        Tenant shall not use in any space, or in the Common Areas of the Building, any handtrucks except those equipped with rubber tires and side guards or other material handling equipment as Landlord may approve. Tenant, and its employees, may walk bicycles into the Premises but Tenant shall be responsible for all damage caused by any such bicycle. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises, except as may be required by law.

12.         No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have consented at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Rule 12 or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord. All signs shall comply with the requirements of the Building’s Sign Criteria.

13.         Except as shown in the design plan approved by Landlord, the sashes, sash doors, windows, glass relites, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed and there shall be no hanging plants or other similar objects in the immediate vicinity of the windows or placed upon the window sills or hung from the window heads. Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall not use any drape or window covering facing any exterior glass surface other than the standard drape established by Landlord.

14.         No tenant shall lay linoleum or other similar floor covering so that it is affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to prior written approval by Landlord. The expense of repairing any damage resulting from a violation of this Rule 14 shall be borne by the Tenant by whom, or by whose agents, clerks, employees or visitors, the damage shall have been caused.

15.         Tenant shall not overload the floor of the Premises. Tenant shall not mark or paint, or drive nails, screw, drill, or make any other penetration of any kind into, the partitions, woodwork, exposed brick surfaces, structural timbers (including without limitation columns, beams, and joists), or plaster, or in any way deface, the Premises or Building, or any part thereof.

16.         Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall cooperate with Landlord’s Building maintenance and cleaning personnel in keeping its Premises neat and clean and shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible under any circumstances to any Tenant for any loss or theft of property from the Premises, Building or Project, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Tenant assumes full responsibility for protecting its Premises from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after Normal Building Hours.

17.         All loading, unloading, and delivery of merchandise, supplies, materials and furniture to the Premises shall be made during reasonable hours and in entryways and elevators as Landlord shall designate. In its use of the loading areas on the first basement floor, Tenant shall not obstruct or permit the obstruction of loading areas, and at no time shall Tenant park vehicles in the loading areas except for loading and unloading.

18.         Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent these activities.

19.         Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

20.         Landlord may direct the use of all pest extermination and scavenger contractors throughout the Building and/or Premises at intervals as Landlord may require.

21.         If Tenant desires telephone or telegraph connections, Landlord will direct service technicians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

22.         Tenant shall not waste electricity, water, or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning systems, and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Tenant's use. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord’s judgment to prevent overloads of mechanical or electrical systems of the Building. Tenant shall observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness.

23.         Landlord reserves the right to select the name of the Building and to change the name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (a) the names as selected by Landlord (as that name may be changed from time to time), or (b) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

24.         The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Building manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.

25.         Tenant acknowledges that the Building is a “no smoking” building and Tenant shall cause its employees, contractors, and invitees to observe all local, state, and federal laws, codes, and ordinances in connection with any use of tobacco products in and around the Building.

26.         No tenant may enter into electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or Landlord’s property manager or Building engineer.

27.         No new electric panels or transformers for any purpose shall be brought into the Premises without Landlord's written permission specifying the manner in which same may be done.

26.         Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any Rules and Regulations against any or all of the tenants in the Building.

27.         Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant’s assigns, subtenants, associates, agents, clerks, employees, invitees, and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, employees and visitors.

28.         These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building. Landlord shall have the right to reasonably and non-discriminatorily modify the foregoing Rules and Regulations and add new Rules and Regulations from time to time, which such new or modified Rules and Regulations shall become effective thirty (30) days after delivery thereof to Tenant.